SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ] Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

NewAlliance Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Peyton R. Patterson	195 Church Street
Chairman, President,	New Haven, CT 06510
Chief Executive Officer	www.newalliancebank.com

March 12, 2007

To the Shareholders of
NewAlliance Bancshares, Inc.:

You are cordially invited to attend the NewAlliance Bancshares, Inc. Annual Meeting of Shareholders to be held on Tuesday, April 24, 2007, at 10:00 a.m., at the Chevrolet Theatre, 95 South Turnpike Road, Wallingford, Connecticut 06492.

At the annual meeting, you will be asked to: (i) elect four directors to serve for three-year terms; (ii) ratify the appointment of PricewaterhouseCoopers, LLP as our independent auditors for the current year; and (iii) transact any other business that properly comes before the annual meeting or at any adjournment of the meeting.

The Board of Directors unanimously recommends that you vote FOR the election of all the Board’s nominees for election as directors and FOR the ratification of our independent auditors. We encourage you to read the accompanying proxy statement, which provides information regarding NewAlliance and the matters to be voted on at the annual meeting. We have also enclosed copies of our 2006 Annual Report to Shareholders and our Annual Report on Form 10-K.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, you may vote your common shares via a toll-free telephone number or on the internet or you may complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. If you attend the meeting and prefer to vote in person, you may do so. If your shares are registered in your own name, and you intend to attend the annual meeting in person, please check the appropriate box on the attached proxy card. If your shares are owned in the name of your broker or other representative, a Response Card is enclosed; if you intend to attend the annual meeting please send the Response Card back to us and bring the attached Admission Card with you to the annual meeting.

Sincerely,

Peyton R. Patterson

NEWALLIANCE BANCSHARES, INC.
195 CHURCH STREET
NEW HAVEN, CONNECTICUT 06510
(203) 789-2814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

APRIL 24, 2007

To the Shareholders of
NewAlliance Bancshares, Inc.

     The 2007 Annual Meeting of Shareholders of NewAlliance Bancshares, Inc. will be held on Tuesday, April 24, 2007, at 10:00 a.m., local time, at the Chevrolet Theatre, 95 South Turnpike Road, Wallingford, Connecticut 06492, for the following purposes:

1.	To elect four directors to serve until the 2010 Annual Meeting of Shareholders (Proposal 1);

2.	To ratify the appointment of PricewaterhouseCoopers, LLP as our independent auditors for the fiscal year ending December 31, 2007 (Proposal 2); and

3.	To transact any other business that properly comes before the annual meeting or at any adjournment of the meeting, in accordance with the determination of a majority of our board of directors.

     Shareholders of record at the close of business on Friday, March 2, 2007 will be entitled to vote at the annual meeting or at any adjournment of the annual meeting.

     Our board hopes that you will attend the meeting. Whether or not you plan to attend, please complete, date, sign and return the enclosed proxy card in the accompanying envelope. Your prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By Order of the Board of Directors,

Brian S. Arsenault
Executive Vice President and Secretary

New Haven, Connecticut
March 12, 2007

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.

NEWALLIANCE BANCSHARES, INC.
195 CHURCH STREET
NEW HAVEN, CONNECTICUT 06510
(203) 789-2814

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

APRIL 24, 2007

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

     This proxy statement contains information about the 2007 Annual Meeting of Shareholders of NewAlliance Bancshares, Inc. The annual meeting will be held on Tuesday, April 24, 2007, at 10:00 a.m., local time, at the Chevrolet Theatre, 95 South Turnpike Road, Wallingford, Connecticut 06492. The proxy statement, together with the enclosed proxy card, is being mailed or given to shareholders on or about March 12, 2007.

     The annual meeting has been called for the following purposes: (i) to elect four directors to serve until the 2010 Annual Meeting of Shareholders (Proposal 1); (ii) to ratify the appointment of PricewaterhouseCoopers, LLP as our independent auditors for the year ending December 31, 2007, (Proposal 2); and (iii) to transact any other business that properly comes before the annual meeting or at any adjournment of the meeting.

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of NewAlliance Bancshares, Inc., which is also referred to as NewAlliance or the Company in this proxy statement, for use at the annual meeting and at any adjournment of that meeting. If you vote using the enclosed proxy, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted FOR the election of the Board’s nominees as directors and FOR the ratification of the appointment of our independent auditors. Except possibly for procedural matters incident to the conduct of the annual meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the annual meeting. If any other matters are properly brought before the annual meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which we did not have notice at least 30 days prior to the date of the annual meeting.

      Your presence at the annual meeting will not automatically revoke your proxy. You may, however, revoke a proxy at any time before it is voted, as follows:

•
Deliver either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Judith E. Falango, Vice President, Corporate Communications and Shareholder Relations, at (203) 789-2814 or (800) 892-2096, NewAlliance Bank, 195 Church Street, New Haven, Connecticut 06510.

      Ms. Falango can be reached by e-mail at: jfalango@newalliancebank.com;

•	Re-vote by telephone or on the internet; or

•	Attend the annual meeting and vote in person.

      The cost of soliciting proxies for the annual meeting will be borne by us. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. We also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and we will reimburse those holders for any reasonable expenses that they incur.

      We have retained Morrow & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies for a fee of $5,000, plus reimbursement of certain out-of-pocket expenses. Morrow & Co., Inc. will answer any inquiries from our shareholders about this proxy statement, the proxies, the annual meeting and how to vote your shares. If you need additional copies of the proxy material or have any questions, you should contact:

Morrow & Co., Inc.
470 West Avenue
Stamford, CT 06902

      Shareholders, please call: (800) 607-0088. Banks and brokerage firms, please call: (800) 654-2468. All others, please call (collect): (203) 658-9400.

Who Can Vote

      You will be entitled to vote your shares of NewAlliance common stock at the annual meeting if you were a shareholder of record at the close of business on March 2, 2007. As of that date, there were 12,066 holders of record of the 113,451,940 shares of common stock outstanding and entitled to vote at the meeting. You are entitled to one vote on each proposal voted on at the meeting for each share of common stock that you held on March 2, 2007. There is no cumulative voting.

Voting

      If you hold your common stock in your own name and not through a broker or another nominee, you may vote your shares of common stock as follows:

•	Call the toll-free telephone number listed on the proxy card;

•	Access the internet website listed on the proxy card;

•	Sign, date and mail the proxy card in the enclosed postage-paid envelope; or

•	Attend the annual meeting and vote in person.

      If your common stock is held by a broker, bank or other nominee (i.e., in street name), you should receive instructions from that person or entity that you must follow in order to vote your shares of common stock. You also will be able to vote your shares by telephone or internet.

      Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares of common stock in accordance with your instructions. If you submit a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors. If you have questions regarding the voting of your shares, please call our proxy solicitor, Morrow & Co., Inc. at the number listed above.

      Vote by Telephone

      You can vote your shares of common stock by telephone by calling the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Daylight Time on April 23, 2007. Easy-to-follow voice prompts will allow you to vote your shares of common stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

      Vote by Internet

      You can also choose to vote your shares via the internet. The website for internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m. Eastern Daylight Time on April 23, 2007. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the internet, you do not need to return your proxy card.

      Vote by Mail

      You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage paid envelope.

      Vote in Person

      If you attend the annual meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

      Quorum

      The presence, in person or by proxy, of a majority of the total number of outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting for the election of directors and the ratification of the appointment of our independent auditors.

      Votes Required

      The number of votes required to approve the proposals that are scheduled to be presented at the meeting is as follows:

	Proposal	Required Vote

1.	Election of four directors	For each nominee, a plurality of the votes cast for such nominee.

2.	Ratification of the appointment of our independent auditors	A majority of the votes cast on the proposal.

Shareholders’ votes will be tabulated by the person appointed by the Board of Directors to act as inspector of election for the annual meeting.

      Abstentions and Broker Non-Votes

      Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Broker non-votes will not be counted as votes cast on any matter presented at the annual meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the annual meeting.

      Copies of our Annual Report to Shareholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 accompany this Proxy Statement. We are required to file the Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”). You may also view our 2006 Annual Report to Shareholders and our Annual Report on Form 10-K on our website under the link entitled “SEC Filings” at www.newalliancebank.com/about/investor.aspx.

GOVERNANCE OF NEWALLIANCE

General

      NewAlliance Bancshares is the holding company for NewAlliance Bank. The Board of Directors oversees the business affairs and management of NewAlliance Bancshares and NewAlliance Bank. The Board currently consists of 15 members, only one of whom, our Chairman, President and Chief Executive Officer, is a member of management. The Chair of the Governance Committee of the Board of Directors serves as the Lead Director and presides at private executive sessions attended only by the non-management directors, which are held at least quarterly.

      The Governance Committee assists the Board in the development and oversight of corporate governance policies and practices, Board composition, director nominations, the annual evaluation of the performance of the Board of Directors and its committees, and related matters. The Governance Committee consists of four directors, each of whom is “independent” in accordance with the rules of the New York Stock Exchange (the “NYSE”) and NewAlliance’s Corporate Governance Guidelines. The Governance Committee operates under a Governance Committee Charter and Guidelines, each of which can be found on our website under the link entitled “Governance Documents” at www.newalliancebank.com/about/investor.aspx. These documents also can be requested in print by calling or writing to Judith E. Falango, Vice President, Corporate Communications and Shareholder Relations, at (203) 789-2814 or (800) 892-2096, NewAlliance Bank, 195 Church Street, New Haven, Connecticut 06510. Ms. Falango can be reached by e-mail at: jfalango@newalliancebank.com.

Independence of NewAlliance’s Board of Directors and Members of Its Committees

      It is the policy of the Board of Directors that a majority of its directors be independent within the meaning of applicable laws and regulations, the listing standards of the NYSE and our Corporate Governance Guidelines. The Governance Committee reviews the independence of Board members on an ongoing basis and, at least once a year, makes a determination of each director’s independence against the independence criteria and delivers a report to the Board.

      Our Board of Directors has affirmatively determined that all of the directors nominated for re-election at the annual meeting and all of the directors whose terms continue, with the exception of Peyton R. Patterson, our Chairman, President and Chief Executive Officer and Mr. Anderson, are independent. Our Board has also affirmatively determined that three of the Board’s committees, the Audit, Compliance and CRA Committee, the Compensation Committee, and the Governance Committee, are comprised entirely of independent directors within the meaning of applicable laws and regulations, the listing standards of the NYSE and our Corporate Governance Guidelines.

Independence Standards

      The Governance Committee has established a Director Independence Determination Policy in order to make its determinations regarding independence of directors. For a director to be considered independent, the Committee must determine that the director has no material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. The Committee has established the following guidelines to assist it in determining director independence in accordance with NYSE rules:

      1.    A NewAlliance director who is an employee, or whose immediate family member is an executive officer, of NewAlliance is not independent until three years after the end of the employment relationship.

       2.    A NewAlliance director who receives, or whose immediate family member receives (other than in a non-executive officer employee capacity), more than $100,000 per year in direct compensation from us (other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service)), is not independent until three years after he or she ceases to receive from us compensation in excess of $100,000 per year.

       3.    A NewAlliance director who is affiliated with, or employed by, a present or former internal or external auditor of NewAlliance is not independent until three years after the end of the affiliation or the employment or auditing relationship. Additionally, a director who has an immediate family member employed by and participating in such firm’s audit, assurance or tax compliance practice would not be independent.

       4.    A NewAlliance director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee is not independent until three years after the end of such service of the employment relationship.

       5.    A NewAlliance director who is currently an executive officer or an employee, or whose immediate family member is currently an executive officer, of a company that makes payments to or receives payments from us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of the other company’s consolidated gross revenue, is not independent until three years after falling below such threshold.

      Under the Policy, the following “safe harbor” commercial or charitable relationships are not considered to be material relationships that would impair a director’s independence: (i) if a director is indebted to NewAlliance Bank or any of its affiliates, directly or indirectly through affiliates in an amount that would not exceed the loan limitations of Federal Reserve Board Regulation O; and (ii) if a NewAlliance director serves as an executive officer of a charitable organization, and NewAlliance’s discretionary charitable contributions to the organization are less than 2% of that organization’s annual revenue. A commercial relationship in which a director is an executive officer of another company that owns a common stock interest in NewAlliance will not be considered to be a material relationship which would impair a director’s independence. For relationships outside the safe harbor guidelines, the determinations of whether the relationship is material or not, and therefore whether a director is independent, is made by the Governance Committee.

Meetings of the Board of Directors and Its Committees

      Our Board of Directors generally meets on a monthly basis and may hold additional special meetings. During 2006, the Boards of NewAlliance and/or NewAlliance Bank held 11 regular meetings and five special meetings. In addition, there were meetings during 2006 of the various committees of the Board of Directors. During 2006, each of our directors attended at least 75% of the meetings of the Board of Directors held while he or she was a member of the Board and at least 75% of the meetings held by all committees on which he or she served, except Mr. Highsmith who attended one of the two Board meetings held while he was a director.

Director Attendance at Annual Meetings of Shareholders

      We have a policy encouraging each member of our Board to attend the annual meeting. We expect all of our directors to attend the annual meeting. In 2006, twelve of the thirteen directors attended the annual meeting of shareholders.

Committees of the Board of Directors

      The Board of Directors of NewAlliance Bancshares has three committees: the Audit, Compliance and CRA Committee, the Compensation Committee, and the Governance Committee. Each of those committees is a joint committee of NewAlliance and NewAlliance Bank and is comprised solely of independent directors within the meaning of the rules of the NYSE and the SEC. NewAlliance Bank has two additional committees, the Trust Committee and the Loan Committee. The Board of Directors may, by resolution, designate one or more additional committees.

      The Audit, Compliance and CRA Committee consists of Ms. Coady and Messrs. Lyons, Rosenberg and Woodson, with Mr. Lyons serving as Chair. The Audit, Compliance and CRA Committee, which operates under a charter, oversees the independent auditor relationship, the internal audit and compliance functions and Community Reinvestment Act performance. A copy of the Committee’s charter, which has been adopted by our Board of Directors, is available on our website under the link entitled “Governance Documents” at www.newalliancebank.com/about/investor.aspx. Additional copies can be obtained by writing or calling Ms. Falango at the address and telephone number appearing above under “General.” Each member of the Audit, Compliance and CRA Committee meets the independence requirements of the rules of the NYSE and the SEC. The Board has determined that each member of the Committee is financially literate and that Mr. Lyons and Ms. Coady are “audit committee financial experts,” as that term is defined by the SEC. The Audit, Compliance and CRA Committee met 10 times during 2006.

      The Compensation Committee consists of Messrs. Croweak, Marziali, Woodson and Zaccagnino, with Mr. Croweak serving as Chair. The Compensation Committee oversees director and executive officer compensation and certain employee benefit plans. The Chair of the Compensation Committee leads the annual evaluation of the performance of the Chairman, President and Chief Executive Officer in accordance with performance objectives established at the start of the year and, in conjunction with the Lead Director, meets with the Chairman, President and Chief Executive Officer to provide feedback on the annual evaluation. The Compensation Committee has engaged outside advisors to assist in its deliberations, as appropriate. The Compensation Committee met 12 times during 2006. A copy of the Committee’s charter, which has been adopted by our Board of Directors, is available on our website under the link entitled “Governance Documents” at www.newalliancebank.com/about/investor.aspx. Additional copies can be obtained by writing or calling Ms. Falango at the address and telephone number appearing above under “General.”

      The Governance Committee consists of Mr. Croweak, Mr. Marziali, Ms. McNamara and Mr. Zaccagnino, with Ms. McNamara serving as Chair. The Governance Committee is responsible for, among other things, developing, overseeing and regularly reviewing NewAlliance’s Corporate Governance Guidelines and related policies, establishing criteria for the recruitment of directors, making recommendations for the nomination of directors to the full Board, overseeing the annual self-assessment of the Board and its committees, and implementing any action plans for further enhancement of the Board’s effectiveness derived from discussions of the results of the self-assessment with the full Board. The Chair of the Governance Committee serves as Lead Director, in accordance with the NewAlliance Corporate Governance Guidelines. A copy of the Committee’s charter, which has been adopted by our Board of Directors, is available on our website under the link entitled “Governance Documents” at www.newalliancebank.com/about/investor.aspx. Additional copies can be obtained by writing or calling Ms. Falango at the address and telephone number appearing above under “General.” The Governance Committee met eight times during 2006.

      The Trust Committee consists of Mr. Anderson, Ms. Coady, Ms. Flanagan, Mr. Rosenberg and Mr. Rossi, with Ms. Coady serving as Chair. The Trust Committee oversees the trust activities of NewAlliance Bank and its subsidiaries. The Trust Committee met seven times during 2006.

      The Loan Committee consists of Ms. Flanagan and Messrs. Anderson, Grossi, Highsmith, Lyons, Rossi and Scott, with Mr. Grossi serving as Chair. The Loan Committee reviews certain loans and related matters in accordance with NewAlliance Bank’s loan policy. The Loan Committee met 14 times during 2006.

Selection of Nominees for the Board of Directors

      The Governance Committee is responsible for identifying and recruiting director candidates. It submits recommendations with respect to the nomination of potential directors for consideration by the independent directors of the Board. Board candidates are selected based upon their character and track record of accomplishments in leadership roles as well as their professional and corporate experience, skills and expertise. The Board seeks to align Board composition with NewAlliance Bank’s strategic direction so that Board members bring skills, experience, and background that are relevant to the key strategic and operational issues that they will review, oversee, and approve. Community leadership and diversity are also important considerations in reviewing and selecting Board candidates. NewAlliance gives preference to those candidates who provide diversity to the Board, reside in the communities served by NewAlliance Bank and/or have demonstrated leadership in the community. In 2006, Messrs. Anderson and Highsmith were elected to the Board of Directors by the directors in furtherance of these objectives.

      When seeking Board candidates, the Governance Committee may solicit suggestions from incumbent directors, members of senior management, shareholders and, if appropriate, third-party search firms. The Committee reviews the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it submits its recommendation to the Board for consideration by the independent directors of the Board.

      The Governance Committee also reviews and makes recommendations to the Board regarding the re-nomination of each of our current directors based on the director’s performance and the applicability and relevance of his or her background, skills and experience to our corporate strategy at that time. There are no term limits for directors, other than a policy that Board members are considered to have retired from the Board at the next annual meeting after the date on which they reach the age of 72. In accordance with this policy, Mr. Scott will retire from the Board at this year’s annual meeting.

      Each nominee for election as a director at the annual meeting described below under “Election of Directors-Information as to Nominees and Directors” was recommended to the Board by the Governance Committee in accordance with the procedures set forth above.

Shareholder Nominations for the Board

      Our Bylaws permit shareholders eligible to vote at the annual meeting to make nominations for directors, but only if nominations are made pursuant to timely notice in writing to our Secretary. To be timely, a shareholder’s notice must be delivered or mailed to and received at our principal executive offices not less than 90 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

      The Governance Committee will consider candidates for director suggested by shareholders by applying the criteria for candidates described above and by considering the additional information required by our Bylaws, which must be provided in a shareholder’s nomination notice. Our Bylaws require that the notice set forth (i) as to each nominee for election or re-election as a director, all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected under SEC rules; and (ii) as to the shareholder giving the notice: (A) the shareholder’s name and address, as they appear on our books; (B) the class and number of shares of our capital stock beneficially owned by the shareholder; (C) a representation that the shareholder is a holder of record of our stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (D) a description of all arrangements or understandings between the shareholder and each nominee and any arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by the shareholder. At the request of the Board, any person nominated by the Board for election as a director must furnish to our Secretary the same information required to be set forth in a shareholder’s nomination notice that pertains to the nominee.

      In addition, under the Corporate Governance Guidelines, shareholders who recommend candidates for consideration by the Governance Committee to serve as directors should include in the notice required by the Bylaws described above:

•	The candidate’s name;

•	A detailed biography outlining the candidate’s relevant background, professional and business experience, community leadership and other significant accomplishments;

•	A statement by the shareholder outlining the reasons why the candidate’s skills, experience and background would make a valuable contribution to the Board; and

•	The names of a minimum of two references who have either worked with the candidate, served on a Board with the candidate or can otherwise provide relevant perspective on the candidate’s capabilities as a potential Board member.

Director Orientation and Education

      We believe in having a strong, effective Board of Directors to lead the company. The Board periodically devotes all or portions of its meetings to educational and strategic programs. The Board meets annually at an off-site location for a retreat focusing on one or more topical subjects and at which outside consultants make presentations. The Governance Committee is also responsible for providing ongoing director education and periodically makes recommendations to the Board with respect to educational programs to be offered to directors. Directors have access to members of the Bank’s senior management team at all times. In addition, the Board has the authority to retain independent advisors as it deems appropriate at our expense. The Governance Committee is charged with ensuring that applicable NYSE requirements for director continuing education are met. All directors are provided with subscriptions to multiple publications that focus on topics of interest to directors of public companies and/or banks.

Communications with the Board

      Pursuant to our Corporate Governance Guidelines, interested parties, including shareholders, wishing to communicate directly with the Board or any independent directors should send written communications to:

Julia M. McNamara
Chair of the Governance Committee of the Board of Directors
NewAlliance Bancshares, Inc.
195 Church Street
New Haven, Connecticut 06510

      Each communication will be reviewed by the Chair and discussed with the Governance Committee. After review, the Committee will determine an appropriate response or course of action to address any concern expressed in the communication, which may include discussing the matter raised with the Board as a whole, with the independent directors in private executive session, with the chief executive officer, and/or with other members of the senior management team, as appropriate.

Code of Conduct and Ethics

      We have adopted a Code of Conduct for Directors, a Code of Conduct for Senior Executive Financial Officers and an Employees Code of Conduct. Under the Code of Conduct for Directors, each director of NewAlliance and each director of our subsidiaries is prohibited from taking any action that will violate any applicable law or regulation, from using our assets for personal gain, or from engaging in any activities that create a conflict of interest between the director and us, unless properly disclosed. In addition, the Code of Conduct for Directors requires all directors to adhere to the highest standards of ethical conduct, to maintain confidentiality of all information obtained while serving as directors, and to raise at the Board level issues which the director reasonably believes may place us at risk. The Employees Code of Conduct is similar to the Code of Conduct for Directors and addresses additional operational areas and procedures.

      The Code of Conduct for Senior Executive Financial Officers was adopted by the Board to promote honest and ethical conduct, proper disclosure of financial information in our periodic reports, and compliance with applicable laws, rules, and regulations by our senior officers who have financial responsibilities. The Code applies to our chief executive officer, chief financial officer and chief accounting officer.

      Each Code can be found on our website under the link entitled “Governance Documents” at www.newalliancebank.com/about/investor.aspx. You also may obtain a printed copy of each Code, without charge, by contacting Judith E. Falango, Vice President, Corporate Communications and Shareholder Relations, at (203) 789-2814 or (800) 892-2096, NewAlliance

Bank, 195 Church Street, New Haven, Connecticut 06510. Ms. Falango can be reached by e-mail at: jfalango@newalliancebank.com.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

General

      The Audit, Compliance and CRA Committee appointed PricewaterhouseCoopers, LLP as the independent public accounting firm to audit NewAlliance’s financial statements for the year ending December 31, 2007. In making its selection, the Committee considered whether PricewaterhouseCoopers, LLP’s provision of services other than audit services is compatible with maintaining the independence of our outside accountants. In addition, the Committee reviewed the fees described below for audit-related services and tax services and concluded that the fees are compatible with the independence of PricewaterhouseCoopers, LLP.

Audit Fee Information

      The following table presents fees for professional audit services rendered by PricewaterhouseCoopers, LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2006 and 2005 and fees billed for other services rendered by PricewaterhouseCoopers, LLP for each year.

	2006	2005

Audit Fees (1)	$580,000	$596,000
Audit-Related Fees (2)	413,982	87,190
Tax Fees (3)	-	-
All Other Fees (4)	2,185	5,490

Total:	$996,167	$688,680

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of NewAlliance’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers, LLP in connection with statutory and regulatory filings or engagements. Audit fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act.

(2)
Audit-Related Fees are not reported under “Audit Fees” and consist of fees billed for assurance and related services that are reasonably related to the performance of the audit of NewAlliance’s consolidated financial statements, including SEC related services and due diligence services.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance.

(4)	All Other Fees consist of fees for financial advisory work.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

      Consistent with SEC requirements regarding auditor independence, the Audit, Compliance and CRA Committee is required to pre-approve all audit and permissible non-audit services provided by the independent auditors. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.

      All engagements of the independent auditors to perform any audit services and non-audit services during 2006 were pre-approved by the Committee in accordance with the pre-approval policy. The policy has not been waived in any instance. All engagements of the independent auditors to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Committee in accordance with its normal functions, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

REPORT OF THE AUDIT COMMITTEE

      In accordance with rules adopted by the SEC, the Audit, Compliance and CRA Committee of the Board of Directors of NewAlliance submits this report for 2006.

      The Audit, Compliance and CRA Committee of the Board of Directors is responsible for providing independent, objective oversight of NewAlliance’s accounting functions and internal controls. Its responsibilities include appointing, compensating and monitoring NewAlliance’s independent auditors. During 2006, the Committee was comprised of four directors, each of whom is independent as defined by the NYSE and NewAlliance’s Corporate Governance Guidelines. The Committee operates under a written charter approved by the Board of Directors.

      Management is responsible for NewAlliance’s internal controls and financial reporting process. The independent auditors, PricewaterhouseCoopers, LLP, are responsible for performing an independent audit of NewAlliance’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

      In connection with these responsibilities, the Committee met with management and PricewaterhouseCoopers, LLP to review and discuss the 2006 consolidated financial statements. The Committee also discussed with PricewaterhouseCoopers, LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Committee also received written disclosures from PricewaterhouseCoopers, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with PricewaterhouseCoopers, LLP the firm’s independence.

      Based upon the Committee’s discussions with management and the independent auditors, and the Committee’s review of the presentations of management and the independent auditors, the Committee recommended that the Board of Directors include the audited consolidated financial statements in NewAlliance’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

The Audit Committee:
Robert J. Lyons, Jr. (Chair)
Roxanne J. Coady
Gerald B. Rosenberg
Nathaniel D. Woodson

ELECTION OF DIRECTORS
(Proposal 1)

      The Board of Directors, currently consisting of 15 members, has fixed the number of directors to serve following the annual meeting at 14. At the annual meeting, four directors will be elected to serve until the 2010 Annual Meeting of Shareholders. The four nominees are Carlton L. Highsmith, Joseph H. Rossi, Nathaniel D. Woodson and Joseph A. Zaccagnino. Cornell Scott, who currently serves as one of our directors and whose term expires on the annual meeting date, will retire from our Board of Directors in accordance with Company policy as he will have reached age 72. We thank Mr. Scott for his 18 years of valuable service to us and our predecessor, New Haven Savings Bank. Mr. Scott’s retirement will be effective on April 24, 2007, the date of the annual meeting.

      Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the nominees named below. Each nominee has indicated he will stand for election and will serve if elected as a director. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of another person as a majority of the Board may recommend. Assuming the presence of a quorum at the annual meeting, each director will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting. There is no cumulative voting.

Nominees and Directors

      Directors serve three-year staggered terms so that only approximately one-third of the directors are elected at each annual meeting of shareholders.

      The following table sets forth the names and certain information as of December 31, 2006 about each of the nominees for election as director and our current directors whose terms of office will continue after the annual meeting.

Name	Age	Positions with NewAlliance and NewAlliance Bank	Director Since

Director nominees for a
three-year term expiring in 2010:

Carlton L. Highsmith	55	Director	2006
Joseph H. Rossi	55	Director	2004	(1)
Nathaniel D. Woodson	65	Director	2000	(2)
Joseph A. Zaccagnino	60	Director	1992	(2)

Name	Age	Positions with NewAlliance and NewAlliance Bank	Director Since

Directors continuing in office:

Directors whose terms expire in 2009:

Robert J. Lyons, Jr.	55	Director	1992	(2)
Eric A. Marziali	48	Director	2004	(3)
Julia M. McNamara	65	Director	1990	(2)
Peyton R. Patterson	50	Chairman of the Board,	2002	(2)
		President and Chief Executive Officer
Gerald B. Rosenberg	58	Director	2000	(2)

Directors whose terms expire in 2008:

Douglas K. Anderson	56	Director	2006
Roxanne J. Coady	57	Director	1995	(2)
John F. Croweak	70	Director	1989	(2)
Sheila B. Flanagan	66	Director	2004	(4)
Richard J. Grossi	71	Director	1989	(2)

(1)
Served as a director of NewAlliance since April 1, 2004. Served as a director of Alliance Bancorp of New England, Inc. from 1995 to 2004. Alliance Bancorp of New England merged into NewAlliance April 1, 2004.

(2)	Served as a director of New Haven Savings Bank since the date indicated. Served as a director of NewAlliance since our formation in September, 2003.

(3)	Served as a director of NewAlliance since April 1, 2004. Served as a director of Connecticut Bancshares, Inc. from 1999 to 2004. Connecticut Bancshares merged into NewAlliance April 1, 2004.

(4)	Served as a director of NewAlliance since April 1, 2004. Served as a director of Connecticut Bancshares, Inc. from 1987 to 2004. Connecticut Bancshares merged into NewAlliance April 1, 2004.

      The principal occupation and business experience for the last five years for each of our continuing directors is set forth below. All directors have held their present positions for five years unless otherwise stated.

      Peyton R. Patterson joined New Haven Savings Bank in January 2002, as Chairman, President and Chief Executive Officer. From May 1996 to December 2001, she was an Executive Vice President of Dime Bancorp, New York, New York. Ms. Patterson has 21 years of commercial and thrift banking experience with New Haven Savings Bank, Dime Bancorp, Chemical Bank/Chase Manhattan and Corestates Financial Corporation of Pennsylvania. She has extensive experience in the areas of retail and business lending, retail banking, asset management, marketing and mergers and acquisitions.

      Douglas K. Anderson was the President and Chief Operating Officer of Savings Bank of Manchester and a director of Savings Bank of Manchester, until its acquisition by NewAlliance in April 2004. Currently, Mr. Anderson is the Lead Director and the former Chairman, Chief Executive Officer and President of Open Solutions, Inc., a Glastonbury, Connecticut based company that provides e-business and software applications for community financial institutions.

      Roxanne J. Coady is the founder, President and Chief Executive Officer of R.J. Julia Booksellers, Ltd. located in Madison, Connecticut. Ms. Coady practiced as a certified public accountant and was a Partner of, and the National Tax Director for, BDO Seidman. Ms. Coady was Chairperson of the Tax Division of the New York State Society of Certified Public Accountants and served on and chaired various committees for the Tax Division of the American Institute of Certified Public Accountants.

      John F. Croweak was the Chairman of Anthem Blue Cross and Blue Shield of Connecticut, a health care coverage company, until he retired in 1997. He is a director of UIL Holdings Corporation.

      Sheila B. Flanagan is Executive Director of SBM Charitable Foundation, Inc., Manchester, Connecticut. She is a retired attorney and acted as a consultant between 1996 and 1999. Before 1996, she served as in-house counsel to the Massachusetts Mutual Life Insurance Company.

      Richard J. Grossi was the Chairman and Chief Executive Officer of The United Illuminating Company, a regional electric distribution utility company serving the Greater New Haven and Bridgeport areas, until he retired in 1999. He presently serves on the Board of the New York Independent System Operator.

      Carlton L. Highsmith is the founder, President and Chief Executive Officer of Specialized Packaging Group Inc. Located in Hamden, Connecticut, the company produces packaging for many facets of the consumer products industry. Mr. Highsmith is a Trustee of Quinnipiac University.

      Robert J. Lyons, Jr. is the President and Chief Executive Officer of The Bilco Company, a privately held manufacturer located in West Haven, Connecticut, with offices in the United Kingdom, Canada, Mexico and Hong Kong. Mr. Lyons is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Connecticut Society of Certified Public Accountants.

      Eric A. Marziali is the President and Chief Executive Officer of United Abrasives, Inc. and SAIT Overseas Trading and Technical Corp., and Vice President of United Abrasives Canada, Inc., all related entities that manufacture abrasive products.

      Julia M. McNamara is the President of Albertus Magnus College located in New Haven, Connecticut.

      Gerald B. Rosenberg serves as the Senior Vice President, Executive Development for Bayer Healthcare. Prior to that, Mr. Rosenberg was Senior Vice President and General Manager of Bayer Diagnostics. Bayer Healthcare and Bayer Diagnostics are divisions of Bayer AG, an international healthcare, crop science, polymers and chemicals company with whom Mr. Rosenberg was employed for over 30 years.

      Joseph H. Rossi is the former President and Chief Executive Officer of Alliance Bancorp of New England, Inc. and its subsidiary, Tolland Bank.

      Nathaniel D. Woodson is the former Chairman, President and Chief Executive Officer of UIL Holdings Corporation and its subsidiary, The United Illuminating Company, each located in New Haven, Connecticut. He served as Chairman of the Board of Directors and Chief Executive Officer of UIL Holdings Corporation from 1999 through 2006 and Chairman of the Board of Directors and Chief Executive Officer of The United Illuminating Company from 2001 through 2006. He is also the former Chairman of the Board of Directors of United Resources, Inc., a direct subsidiary of UIL Holdings Corporation. Mr. Woodson began his service for The United Illuminating Company as its President on February 23, 1998.

      Joseph A. Zaccagnino is retired as the President and Chief Executive Officer of Yale-New Haven Health System and its subsidiary, Yale-New Haven Hospital, located in New Haven, Connecticut.

      The Board of Directors has determined that, except for Ms. Patterson and Mr. Anderson, all of the members of the Board are “independent directors” under NYSE requirements. The Board based these determinations primarily on a review by the Governance Committee of written responses from the directors to a questionnaire requiring information relevant to the determination of independence and eligibility for committees as prescribed by NYSE and SEC rules.

Executive Officers who are not Directors

      The following table sets forth the names, ages as of December 31, 2006, and positions of the executive officers of NewAlliance Bancshares and NewAlliance Bank, other than Ms. Patterson.

Name	Age	Position

Brian S. Arsenault	59	Executive Vice President – Corporate Communications and Investor Relations and Secretary of NewAlliance Bancshares and NewAlliance Bank

Merrill B. Blanksteen	53	Executive Vice President, Chief Financial Officer and Treasurer of NewAlliance Bancshares and NewAlliance Bank

Gail E. D. Brathwaite	47	Executive Vice President and Chief Operating Officer of NewAlliance Bancshares and NewAlliance Bank

Donald T. Chaffee	58	Executive Vice President – Chief Credit Officer of NewAlliance Bank

Koon-Ping Chan	60	Executive Vice President – Chief Risk Officer of NewAlliance Bank

J. Edward Diamond	65	Executive Vice President – Wealth Management of NewAlliance Bank

Mark F. Doyle	46	Senior Vice President, Chief Accounting Officer of NewAlliance Bancshares and NewAlliance Bank

Paul A. McCraven	51	Senior Vice President – Community Development Banking of NewAlliance Bank

Diane L. Wishnafski	53	Executive Vice President – Business and Retail Services

      The principal occupation and business experience for the last five years for each of these executive officers is set forth below.

      Brian S. Arsenault, Executive Vice President – Corporate Communications and Investor Relations, joined NewAlliance in June 2004. Previously, Mr. Arsenault served in a similar capacity for Banknorth Group, Inc. and its predecessors. He also serves as Corporate Secretary for NewAlliance.

      Merrill B. Blanksteen, Executive Vice President, Chief Financial Officer and Treasurer, joined New Haven Savings Bank in 1993 as the Chief Financial Officer.

      Gail E. D. Brathwaite, Executive Vice President and Chief Operating Officer, joined New Haven Savings Bank in March 2002. Previously, Ms. Brathwaite was Senior Vice President, Director of Branch Administration, Compliance and Loss Control for the Consumer Financial Services Division of the Dime Savings Bank, New York, New York.

      Donald T. Chaffee, Executive Vice President – Chief Credit Officer, joined New Haven Savings Bank in September 2002. Previously and starting in 1993, Mr. Chaffee was employed by Dime Savings Bank, New York, New York. While at Dime Savings, he held the positions of Director of Residential Credit and Risk Management and Director of Consumer Credit and Originations.

      Koon-Ping Chan, Executive Vice President – Chief Risk Officer, joined New Haven Savings Bank as Senior Vice President – Chief Risk Officer in February 2003. From May 2002 until February 2003, he performed various consulting services for New Haven Savings Bank. From May 1997 to April 2002, Mr. Chan was employed by Dime Savings where his positions included Senior Vice President, Director of Financial Management, MIS and Channel Planning for Retail Banking, Private Banking, Insurance, Asset Management and Consumer Lending.

      J. Edward Diamond, Executive Vice President – Wealth Management, joined New Haven Savings Bank in February 2002. Previously, Mr. Diamond was employed as President of Dime Securities, Inc., a subsidiary of Dime Bancorp. He currently serves as a director of Vantis Life Insurance Co., Hartford, Connecticut.

      Mark F. Doyle, Senior Vice President and Chief Accounting Officer, joined New Haven Savings Bank in March 2003. Previously, Mr. Doyle was Senior Vice President and Controller with American Savings Bank, New Britain, Connecticut, a subsidiary of American Financial Holdings, Inc.

      Paul A. McCraven, Senior Vice President – Community Development Banking, joined New Haven Savings Bank as Vice President of Community Relations in 1997.

      Diane L. Wishnafski, Executive Vice President – Business and Retail Services, has served in various officer positions at New Haven Savings Bank since 1985. Previously, Ms. Wishnafski served in various capacities at Dime Savings Bank of Wallingford, First Bank and Connecticut Bank & Trust Company, all from locations in the greater New Haven area.

Indemnification and Limitations of Liability

      NewAlliance’s and NewAlliance Bank’s Certificates of Incorporation and Bylaws contain provisions which limit the liability of and indemnify each of their directors, officers, employees and agents. NewAlliance has also entered into indemnification agreements with its directors and certain officers. The provisions of these documents generally provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he or she is or was a director or officer, or is or was serving at our request as a director, officer, employee or agent of another corporation or business entity, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Under certain circumstances, the right to indemnification shall include the right to be paid by NewAlliance the expenses incurred in defending any such proceeding in advance of its final disposition. In addition, a director of NewAlliance shall not be personally liable to NewAlliance or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit. Similar provisions to those described above are contained in the Certificate of Incorporation and Bylaws of NewAlliance Bank.

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The table below shows the number of shares of our common stock beneficially owned as of March 1, 2007 by each of our directors and each Named Executive Officer listed in the Summary Compensation Table, as well as the number of shares beneficially owned by all of our directors and executive officers as a group. The address for each independent director and each Named Executive Officer is c/o NewAlliance Bancshares, Inc., 195 Church Street, New Haven, Connecticut 06510.

            To compute the percentage ownership of any shareholder in the following table, the total number of shares deemed outstanding includes 113,451,940 shares outstanding on March 1, 2007 (which excludes shares held by us as treasury shares), plus any shares that a shareholder could acquire upon exercise of any options that are exercisable within the 60-day period after March 1, 2007.

	Amount and
	Nature of Beneficial		Percent of
Name and Title	Ownership(1)		Class

5% Shareholders:

NewAlliance Bancshares, Inc.
Employee Stock Ownership Plan	7,444,027	(2)	6.6%
195 Church Street
New Haven, CT 06510
(First Bankers Trust Services, Quincy, IL, Trustee)

Third Avenue Management LLC	7,881,264	(3)	6.9%
622 Third Avenue, 32nd Floor
New York, NY 10017

Non-Officer Directors:

Douglas K. Anderson	28,232	(4)
Roxanne J. Coady	224,000	(5)	*
John F. Croweak	235,866	(5) (6) (7)	*
Sheila B. Flanagan	240,320	(5) (6)	*
Richard J. Grossi	224,174	(5) (8)	*
Carlton L. Highsmith	2,964	(9)	*
Robert J. Lyons, Jr.	225,000	(5) (10)	*
Eric A. Marziali	267,734	(5) (6) (11)	*
Julia M. McNamara	234,000	(5) (12)	*
Gerald B. Rosenberg	224,584	(5) (6) (13)	*
Joseph H. Rossi	550,024	(5)	*
Cornell Scott	294,260	(14)	*
Nathaniel D. Woodson	266,000	(5) (15)	*
Joseph A. Zaccagnino	235,058	(5) (6)	*

Named Executive Officers:

Peyton R. Patterson	1,806,139	(16) (17) (18)	1.6%
Merrill B. Blanksteen	857,154	(16) (17) (18) (19)	*
Gail E. D. Brathwaite	774,711	(6) (16) (17) (18)	*
Donald T. Chaffee	328,962	(16) (17) (18) (20)	*
Diane L. Wishnafski	375,178	(6) (16) (17) (18) (21)	*

All Directors and Executive Officers as a Group (24 persons)	8,297,813	(22)	7.0%

*	Less than 1% of common stock outstanding.

(1)	The persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted below.

(2)
Represents the total number of shares of common stock beneficially owned by the ESOP. Of these shares, 6,790,269 shares are unallocated. The ESOP provides that the Trustee shall vote unallocated shares held by it in proportion to instructions received from ESOP participants as to the voting of allocated shares.

(3)
According to the Schedule 13G/A filed by Third Avenue Management LLC (“TAM”) with the Securities and Exchange Commission on February 14, 2007, TAM has the sole power to vote or direct the vote of 7,652,583 shares of our common stock and the sole power to dispose or direct the disposition of 7,881,264 shares of our common stock. TAM Acts as an investment advisor for the offshore funds and investment companies listed below, which have the right to receive dividends from, and the proceeds from the sale of, the shares of our common stock held by TAM as indicated:

Fund Name	Shares

AEGON/ TransAmerica Series-Third Avenue Value Portfolio	757,650
LODH Invest US Expertise Fund	11,800
Luxembourg Investment Fund-Secofind Value	7,500
Met Investors Series Trust-Third Avenue Small Cap Portfolio	1,111,362
OFI Select-Third Avenue US Equity Fund (SICAV)	93,850
Third Avenue Small Cap Value Fund	1,259,961
Third Avenue Value Portfolio of the Third Avenue Variable Series Trust	765,900
Touchstone Variable Series Trust-Touchstone Third Avenue Value Fund	100,010

In addition, various separately managed accounts for whom TAM acts as investment advisor have the right to receive dividends from, and the proceeds from the sale of, 3,773,231 shares of our common stock.

(4)	Includes: (i) 701 shares of restricted common stock; and (ii) 2,180 shares of common stock issuable upon exercise of outstanding stock options exercisable within the 60-day period after March 1, 2007.

(5)
Includes: (i) 59,920 shares of restricted common stock; and (ii) 128,400 shares of common stock issuable upon exercise of outstanding stock options exercisable within the 60-day period after March 1, 2007.

(6)
Includes shares of common stock held in dividend reinvestment plans, as follows: Mr. Croweak: 866 shares; Ms. Flanagan: 1,320 shares; Mr. Marziali: 2,084 shares; Mr. Rosenberg: 698 shares; Mr. Zaccagnino: 1,058 shares; Ms. Brathwaite: 190 shares; and Ms. Wishnafski, 416 shares.

(7)	Includes 1,000 shares of common stock owned jointly by Mr. Croweak and his spouse.

(8)	Includes 10,174 shares of common stock owned jointly by Mr. Grossi and his spouse.

(9)	Includes: (i) 619 shares of restricted common stock; and (ii) 2,035 shares of common stock issuable upon exercise of outstanding stock options exercisable within the 60-day period after March 1, 2007.

(10)	Includes 11,000 shares of common stock owned jointly by Mr. Lyons and his spouse.

(11)	Includes 12,840 shares of common stock owned jointly by Mr. Marziali and his spouse.

(12)	Includes 37,840 shares of common stock owned jointly by Ms. McNamara and her spouse.

(13)	Includes an aggregate of 3,311 shares of common stock held in trusts for Mr. Rosenberg’s three children.

(14)
Includes: (i) 59,920 shares of restricted common stock; and (ii) 214,000 shares of common stock issuable upon exercise of outstanding stock options exercisable within the 60-day period after March 1, 2007. Mr. Scott will retire at the annual meeting.

(15)	Includes 64,840 shares of common stock held by Mr. Woodson as co-trustee and beneficiary of a personal trust.

(16)	Includes shares of restricted common stock as follows: Ms. Patterson: 524,300 shares; Mr. Blanksteen: 287,700 shares; Ms. Brathwaite: 252,700 shares; Mr. Chaffee: 108,500 shares; and Ms. Wishnafski: 122,150 shares.

(17)
Includes shares of common stock issuable upon exercise of outstanding stock options exercisable within the 60-day period after March 1, 2007 as follows: Ms. Patterson: 1,134,180 shares; Mr. Blanksteen: 462,600 shares; Ms. Brathwaite: 432,000 shares; Mr. Chaffee: 165,000 shares and Ms. Wishnafski: 204,000 shares.

(18)
Includes shares of common stock held in: (i) our standard 401(k) retirement savings plan, as follows: Mr. Blanksteen: 16,888 shares; and Ms. Wishnafski: 9,646 shares; and (ii) our standard Employee Stock Ownership Plan, as follows: Ms. Patterson: 3,610 shares; Mr. Blanksteen: 3,941 shares; Ms. Brathwaite: 3,946 shares; Mr. Chaffee: 3,833 shares; and Ms. Wishnafski: 3,702 shares.

(19)	Includes 83,525 shares of common stock owned jointly by Mr. Blanksteen and his spouse, and 2,500 shares owned solely by his spouse.

(20)	Includes 31,629 shares of common stock owned jointly by Mr. Chaffee and his spouse.

(21)	Includes 17,715 shares of common stock owned jointly by Ms. Wishnafski and her spouse.

(22)	Includes 4,540,195 shares of common stock issuable upon exercise of outstanding stock options exercisable within the 60-day period after March 1, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

           Our executive officers and directors and persons who own beneficially more than ten percent of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in their ownership of our securities with the Securities and Exchange Commission. They also must furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for 2006 our executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of our Board of Directors determines salaries, incentives and all other compensation awarded to, earned by or paid to our named executive officers, as well as all other executive officers (other than payments or benefits that are generally available to all other employees of NewAlliance). The Compensation Committee of the Board of Directors consists of four non-employee directors. The members of the Compensation Committee currently are John F. Croweak (Chairman), Eric A. Marziali, Nathaniel D. Woodson and Joseph A. Zaccagnino. All of the Committee members are “independent” as defined by New York Stock Exchange rules. Among other things, the Compensation Committee’s Charter requires that the Committee review and approve all disclosures related to executive compensation contained in this proxy statement, including the following disclosure.

Objectives of NewAlliance’s Compensation Programs

NewAlliance seeks to attract and retain talented and committed employees. In furtherance of this objective, the Compensation Committee seeks to develop and maintain compensation programs that are designed to

•	Reward high performance, and promote accountability and adherence to our values and Code of Conduct;
•	Align employees’ interests with those of our shareholders; and
•	Attract, develop and retain talented leadership to serve our long-term best interests.

Identification of and Reward Objectives for Each Compensation Program

Compensation paid to NewAlliance’s executive officers in 2006 consisted of the following components: Base Salary, short-term cash bonuses paid pursuant to the Executive Short-Term Incentive Plan, long-term equity awards paid pursuant to the Company’s shareholder-approved 2005 Long-Term Compensation Plan, and participation in our employee benefit plans. The Base Salary, Executive Short-Term Incentive Plan and 2005 Long-Term Compensation Plan are described in detail below. Although each of these components has a separate purpose and may have a different relative value to the total, a significant portion of the total compensation package is equity-based and dependent on future stock price appreciation.

Generally, base salaries for executive officers are targeted to approximate the median of salaries paid for comparable positions at other peer financial institutions. Short-term and long-term incentive compensation plans are designed to provide significant compensation opportunities based on achieving annual performance targets and stock price appreciation, respectively. The compensation of our executive officers is tied to our corporate objectives and their short-term incentive compensation may be higher or lower than the average or median short-term incentive compensation for similar positions at comparable financial institutions depending on whether we meet, exceed or fail to achieve the objectives we determine annually for the Executive Short-Term Incentive Plan. Consistent with typical practices at institutions recently converted from mutual to stock ownership, our executive officers have been granted stock options and shares of restricted stock, vesting over time, that constitute a substantial portion of their potential compensation. The magnitude of our conversion, and the leverage from increased capital we have deployed and potentially will be able to deploy in the future, have influenced the size of our stock awards relative to many other converted institutions. Additionally, the Committee considers the fact that recently converted banks such as NewAlliance and “mature” banks that have operated as public institutions for extended periods of time necessarily evidence different performance characteristics, particularly with regard to returns on assets and equity.

NewAlliance’s Reasons for Choosing to Pay Each Compensation Element

The Compensation Committee believes that it is necessary to offer executives Base Salary, Executive Short-Term Incentive Plan bonuses and 2005 Long-Term Compensation Plan awards in order to attract and retain talented executives committed to creating long-term shareholder value. NewAlliance received approval of the 2005 Long-Term Compensation Plan from its shareholders in 2005. The Committee has engaged and is advised by an independent compensation consulting firm, Mercer Consulting. The Committee has constructed a public peer group of 13 institutions. Those institutions are predominantly state chartered savings institutions with asset sizes within the range of ½ to 2 times NewAlliance’s asset size, and are headquartered primarily in metropolitan markets in the northeast United States. NewAlliance considers information developed by Mercer from the public peer group, published survey data and other information from Mercer. The Compensation Committee believes that the three part compensation program it has developed is both consistent with those developed at its peer institutions and with NewAlliance’s compensation program objectives.

NewAlliance’s Determinations of Amounts of Compensation Paid to Executives

The Compensation Committee considers, determines and approves the mix of Base Salary, short term and long term incentives payable to executive officers. The Committee determines and approves corporate goals and objectives for incentives consistent with business and/or strategic plans approved by the Board of Directors. The Committee evaluates the performance of the executives against these goals. The Committee additionally takes into account the CEO’s evaluation of the performance of executive officers and her compensation recommendations. The Compensation Committee reviews public peer data and published survey data in making these determinations.

Descriptions of Each Element of Compensation

Base Salary

In 2006, each executive officer received an annual base salary determined by the Committee. These annual base salaries initially were established to approximate the 50th percentile of base salaries, by position, from a peer group of financial institutions comparable in size and/or other shared characteristics. The actual annual base salary for each officer was determined based on the individual’s unique background, experiences, personal skills and abilities as well as any business challenges that required the use of such attributes. Annual base salaries are reviewed by the Compensation Committee in the first quarter of each year. Annual base salaries were increased in 2006 in line with peer institutions. The Committee also considered the progress made by the Company in prudently managing capital from the Company’s conversion in 2004, including the successful completion and integration of two acquisitions in 2005 that resulted in greater responsibilities for our executives.

Executive Short-Term Incentive Plan

The Committee defines financial and non-financial measures for assessing corporate performance and determining awards on an annual basis, consistent with our business plan for the year. In each year, the Committee creates corporate performance Plan goals based on the Company’s business plan goals for the year. Annual targets are set at levels which, when added to base salary, approximate the 75th percentile for “meets expectation” performance. Performance that exceeds expectation is compensated at increasingly higher levels based on meeting higher goals. The same surveys and peer company data that are used to establish annual base salaries are used when determining appropriate award levels. In 2006, awards under this Plan for the executive officers were established with a target range of up to 75% of base salary for the CEO and lower percentages for the other executive officers. The corporate performance measure used in 2006 was based on earnings per share. In addition, the Committee established Bank-wide modifiers based on plus or minus 5% for specified increases in each of checking account and commercial loan balances, and a plus or minus 5% modifier based on the year end loan delinquency ratio. The Committee determines these targets in the first quarter of each year. The performance of the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer was measured solely based on corporate performance while the performance of the other executive officers was measured based on a combination of corporate, team and, in some cases, individual performance. Individual performance is taken into account at the Senior Vice President level and below. Team and individual performance criteria are determined by management. The achievement of the corporate performance Plan goals for the year are determined by the Compensation Committee based on the audited financial statements, and the determinations are referred to the Audit Committee for consistency with the audited financial statements.

2005 Long-Term Compensation Plan

NewAlliance provides stock-based, long-term incentive compensation to our executives in the form of options to purchase common stock and restricted stock awards. Our equity ownership program is designed to (i) highlight and reinforce the mutual long-term interests between employees and the shareholders and (ii) attract and retain executive officers and key employees. The motivation and retention of our executive officers is essential to our continued growth.

NewAlliance granted equity awards to all of our executive officers in 2005. Awards of additional stock options and restricted stock were made in 2006 to Diane L. Wishnafski and Brian S. Arsenault based on their assumption of additional duties in March of 2006, and Koon-Ping Chan in connection with his promotion to Executive Vice President. No awards were made in 2006 to any other executive officer, and no further awards are currently contemplated. The 2005 equity awards have four to seven year vesting periods and, in the case of stock options, exercise prices equal to the fair market value per share of common stock on the date of the grant. The vesting schedule for the original stock option grant is 40% on December 31, 2005 and 20% on December 31 in the years 2006-2008. The vesting schedule for the original restricted stock awards is 15% on January 1 of years 2006-2011, with the remaining 10% vesting on January 1, 2012. If executives leave NewAlliance before their options or restricted stock vests, the unvested portions are forfeited. While we believe that these longer vesting periods are in the shareholders’ best interest, longer vesting periods generally result in increased numbers of outstanding options and shares of restricted stock compared to companies with shorter vesting schedules. The stock options and restricted stock granted to Ms. Wishnafski, Mr. Arsenault and Mr. Chan in 2006 vest ratably over three year periods with the first vesting date one year after the date of grant.

In general, the stock options and shares of restricted stock granted to each executive officer reflect the significance of that executive officer’s current and anticipated contributions to NewAlliance, and are consistent with the equity award practices at peer converted financial institutions. NewAlliance is substantially larger than most, if not all, of these peer converted institutions. The value that may be realized upon exercise of options depends upon the exercise price of the option and the price of our common stock at the time of exercise. The value of restricted stock awards depends on the price of our common stock. The retention value of all equity awards is maximized through a stock retention policy, applicable to our executive officers and directors.

Other

In addition to the compensation paid to executive officers as described above, executive officers receive, along with and on the same terms as other employees, certain benefits pursuant to the Company’s 401(k) Plan, Employee Stock Ownership Plan and Pension Plan. In addition, executive officers receive certain benefits under NewAlliance Bank’s nonqualified supplemental retirement plans that are otherwise limited by Internal Revenue Code caps on qualified plans. The Compensation Committee believes these nonqualified supplemental retirement benefits are both appropriate and common for executives and this conclusion is supported by the peer group and public survey information available to the Committee.

CEO Compensation

The Compensation Committee determines the Chief Executive Officer’s compensation. In determining the compensation for Ms. Patterson in 2006, the Committee considered NewAlliance’s financial performance, its increased size and complexity, financial condition, corporate financial results and progress in balancing and meeting day to day business and growth objectives. The Committee also considered the challenges of managing and integrating operations of an acquisitive organization. Ms. Patterson’s base salary increased from $632,400 in 2005 to $670,000 in 2006, a 6% increase, to reflect the increased size and complexity of the institution and the concomitant increased responsibilities of the CEO, consistent with the market place. Ms. Patterson’s annual bonus, determined under the Executive Short-Term Incentive Plan, was $349,087 for 2006, which was 69.47% of target bonus. In accordance with Plan provisions, the bonus was paid in cash. In 2005, Ms. Patterson was granted non-qualified stock options to purchase an aggregate of 1,890,300 shares of our common stock at an exercise price of $14.39 per share. Those options vested with respect to 40% of the original grant on the December 30, 2005 and 20% on December 29, 2006, and the remainder of the options will vest with respect to 20% of the original grant on the last business day of each of the years 2007 and 2008. Ms. Patterson also received a restricted stock award in 2005 consisting of 749,000 shares of common stock. The restrictions on that award lapsed with respect to 15% of the shares on January 1, 2006 and 2007. The restrictions on the remainder of this award will lapse with respect to 15% of the shares on January 1 of each of the years 2008-2011 and with respect to the remaining 10% of the shares on January 1, 2012.

For 2006, the Compensation Committee intended that cash compensation for Ms. Patterson (i) approximate the median base salary for CEO’s of comparable financial institutions, and (ii) target the 75th percentile for cash bonus purposes based on the results achieved against measurements described above for the Executive Short-Term Incentive Plan. Future long-term compensation is expected to be in the form of stock price appreciation, which will have a direct effect on the value of her stock options and restricted stock awards.

Additional Executive Officer Compensation Considerations

The Compensation Committee generally does not adjust salaries for executive officers during the year. Similarly, the Compensation Committee generally does not adjust performance goals under the Executive Short-Term Incentive Plan during the year, provided it may consider tax, accounting and other changes or adjustments during the year. The Compensation Committee determined to pay Ms. Wishnafski a special cash bonus of $66,750 for 2006 based on her performance and added responsibilities.

The Compensation Committee considers the views and recommendations of the Chief Executive Officer with regard to compensation of the other executive officers. The Compensation Committee itself makes all decisions on executive officer compensation.

NewAlliance has entered into Employment Agreements with change of control provisions, or Change of Control Agreements with all of its executive officers and certain non-executive officers. NewAlliance believes these agreements are necessary and appropriate to provide a retention incentive and level of financial security to officers important to the success of NewAlliance in the event of a potential or actual change of control. All of the contracts providing change of control protection contain “double trigger” provisions. This means that the executive is entitled to change of control compensation only if there is both a change of control and the officer either has his or her employment terminated or he or she terminates with “good reason”. These provisions are described elsewhere in this proxy statement.

The Compensation Committee considers the effects of tax and accounting treatments when it determines executive compensation. For example, in 1993, the Internal Revenue Code was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring NewAlliance’s compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation. The Committee reserves the right, however, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Code. Also, the employment contracts for the CEO, CFO and COO contain change of control “tax gross up” provisions such that if the change of control payment to any of the three officers exceeds the limit on such payments pursuant to Internal Revenue Code Section 280G and thereby imposes an excise tax on the officer, the Company, or its successor, will pay such officer additional amounts to compensate for the excise tax. The contracts for the other executives do not have this feature, and provide that the change of control payments may not, in any event be in an amount that would cause the 280G limit to be reached or exceeded. The Compensation Committee takes into consideration the accounting effects of SFAS 123R in determining vesting periods for stock options and restricted stock awards under the 2005 Long-Term Compensation Plan.

COMPENSATION OF
EXECUTIVE OFFICERS AND DIRECTORS

Annual Compensation

The following “Summary Compensation Table” sets forth certain information with respect to the compensation of our principal executive officer, principal financial officer, three most highly compensated executive officers, and a former executive officer whose employment with NewAlliance terminated during 2006. Each individual listed in the table below may be referred to as a Named Executive Officer or NEO. The stock compensation is intended to provide a substantial percentage of total compensation to the NEO’s, and the actual percentage will depend on the performance of NewAlliance’s stock price over time. The material terms of each officer’s employment agreement are disclosed below beginning on page 29. No options or other equity-based awards were repriced or modified during 2006 for the Named Executive Officers.

Summary Compensation Table

							Change in
							Pension
							Value and
						Non-	Nonquali-
						Equity	fied
						Incentive	Deferred
						Plan	Compen-	All Other
				Stock	Option	Compen-	sation	Compen-
Name and		Salary	Bonus	Awards	Awards	sation.	Earnings	sation	Total
Principal Position	Year	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)	($) (7)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Peyton R.
Patterson
Chairman, President
and Chief
Executive Officer	2006	660,592	0	1,616,717	986,737	349,087	224,135	194,571	4,031,839

Merrill B.
Blanksteen
Executive Vice
President – CFO	2006	330,042	0	887,144	402,462	127,998	107,448	92,619	1,947,713

Gail E. D.
Brathwaite
Executive Vice
President – COO	2006	301,199	0	779,219	375,840	116,536	74,530	76,907	1,724,231

Diane L.
Wishnafski
Executive Vice
President –
Consumer &
Business Banking	2006	259,762	66,750	375,313	179,522	81,572	71,759	60,512	1,095,190

Donald T. Chaffee
Executive Vice
President – Chief
Credit Officer	2006	247,531	0	334,568	143,550	81,292	107,972	62,116	977,029

David H. Purcell
Former Executive
Vice President –
Retail Banking	2006	52,113	0	0	0	0	0	1,907,212(8)	1,959,325

(1)

In addition to salary, the amounts disclosed in this column include amounts deferred under the NewAlliance Bank 401(k) Plan. We periodically review, and may increase, base salaries in accordance with the terms of employment agreements with each of our Named Executive Officers. Annual base salaries as of the date of this proxy statement are as follows: Ms. Patterson: $670,000; Mr. Blanksteen: $335,000; Ms. Brathwaite: $305,000; Ms. Wishnafski: $267,000 and Mr. Chaffee: $250,000.

(2)	Ms. Wishnafski received a one-time, special formulaic bonus in 2006 reflecting her increased responsibilities.

(3)

These amounts represent the expense recognized for accounting purposes in 2006 of restricted stock awards made in 2005 to all of the NEO’s and, in Ms. Wishnafski’s case, 2006 pursuant to NewAlliance’s Long-Term Incentive Plan as determined in accordance with FAS 123R. Assumptions made in valuing these awards are disclosed in footnote 13, “Stock Based Compensation” to NewAlliance’s Consolidated Financial Statements for the year ended December 31, 2006, as contained in NewAlliance’s Annual Report on Form 10-K sent to shareholders, and are incorporated herein by reference.

(4)

These amounts represent the expense recognized for accounting purposes in 2006 of stock option awards made in 2005 to all of the NEO’s and, in Ms. Wishnafski’s case, 2006 pursuant to NewAlliance’s Long-Term Compensation Plan as determined in accordance with FAS 123R. Assumptions made in valuing these awards are disclosed in footnote 13, “Stock Based Compensation” to NewAlliance’s Consolidated Financial Statements for the year ended December 31, 2006, as contained in NewAlliance’s Annual Report on Form 10-K sent to shareholders and are incorporated herein by reference.

(5)	These amounts represent cash bonus incentives earned for performance in 2006 pursuant to the Executive Short-Term Incentive Plan.

(6)

These amounts represent the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit and actuarial pension plans (including supplemental plans) from the prior fiscal year (December 31, 2005) to the covered fiscal year (December 31, 2006). During 2006, there were no payments or allocations of above-market or preferential earnings (defined for these purposes as interest paid above 120% of the applicable federal long-term rate) on compensation that is deferred on a basis that is not tax-qualified, including earnings on nonqualified defined contribution plans. The aggregate amount is comprised of the following components:

	Employees’ Retirement Plan	Pension SERP
	of NewAlliance Bank	of NewAlliance Bank

Ms. Patterson	$19,156	$204,979
Mr. Blanksteen	$25,230	$82,218
Ms. Brathwaite	$15,941	$58,589
Ms. Wishnafski	$46,397	$25,362
Mr. Chaffee	$31,455	$76,517

(7)

For all NEO’s these totals include amounts contributed or allocated, as the case may be, to the NewAlliance Bancshares 401(k) Plan and the NewAlliance Bancshares Employee Stock Ownership Plan (the “ESOP”) and the supplemental plans related to these tax-qualified plans, as follows:

	401(k) Plan ($)	ESOP ($)	401(k) SERP ($)	ESOP SERP ($)	Total ($)

Ms. Patterson	6,600	15,772	31,232	74,633	128,237
Mr. Blanksteen	6,600	15,772	11,492	27,462	61,326
Ms. Brathwaite	6,600	15,772	9,197	21,977	53,546
Ms. Wishnafski	6,600	15,772	4,258	10,176	36,806
Mr. Chaffee	6,600	15,772	5,276	12,607	40,255
Mr. Purcell	4,738	0	0	0	4,738

Compensation in the form of perquisites and other personal benefits provided by us include the following:

	Health and	Dividends	Gross	Car Service
	Life	on	Automobile	Categorized
	Benefits	Restricted	Allowance	as Personal	Incidental
	($)(a)	Stock ($)(b)	($)	Use ($)	($)	Total

Ms. Patterson	11,056	12,359	17,875	24,985	59	66,334
Mr. Blanksteen	12,792	6,782	11,660	0	59	31,293
Ms. Brathwaite	5,685	5,957	11,660	0	59	23,361
Ms. Wishnafski	9,612	2,838	11,197	0	59	23,706
Mr. Chaffee	9,527	2,558	9,717	0	59	21,861
Mr. Purcell	12,336	2,838	1,619	0	0	16,793

(a)	Premium payments paid by us for health insurance and group term life insurance coverage in excess of $50,000 and the imputed value of a $5,000 life insurance benefit.
(b)

The dollar value of dividends paid on restricted stock awarded under the Long-Term Compensation Plan that was not factored into the grant date fair value required to be reported for the awards reported in column (e) of the Summary Compensation Table.

(8)

This amount includes payments of $1,885,681 made to Mr. Purcell in connection with his termination of employment with NewAlliance in 2006. Mr. Purcell is not entitled to any further salary, incentive or supplemental benefits payments, nor are any equity awards to him still outstanding, and therefore his name does not appear in any of the compensation tables that follow.

Employment Agreements

NewAlliance Bank has entered into employment agreements with certain executive officers, including the Named Executive Officers. NewAlliance Bancshares is also a party to the employment agreements entered into by Ms. Patterson, Mr. Blanksteen and Ms. Brathwaite. The employment agreements are intended to ensure that we will be able to maintain stable and competent management. Our success depends to a significant degree on the skills, competence and continued employment of these officers.

The employment agreements provide for initial terms of three years for Ms. Patterson, Mr. Blanksteen and Ms. Brathwaite, and two years for Ms. Wishnafski and Mr. Chaffee. Each year, the employment agreements may be extended for an additional year, provided, however, that no agreement may be extended beyond the executive’s 65th birthday, which is the normal retirement date under our pension plan. The employment agreements provide that each executive’s base salary will be reviewed annually, and provide for participation in NewAlliance Bancshares cash incentive plans, stock benefit plans and other fringe benefits available to executive officers. The employment agreements also provide that NewAlliance Bank will indemnify each executive to the fullest extent legally allowable against personal liability arising out of the executive’s employment.

The employment agreements also provide that if an executive’s employment is terminated other than for cause, death or disability or if the executive terminates his or her employment for certain specified circumstances as set forth in the agreement, he or she will be entitled to receive an amount equal to the sum of (a) the executive’s base salary at the date of termination plus (b) the greater of (i) the average of the cash incentive compensation earned by the executive during the three calendar years immediately preceding the year in which the termination occurs or (ii) the executive’s target bonus under the Executive Incentive Plan (or such other short-term compensation plans that we may adopt in the future) for the year in which the termination occurs multiplied by, with respect to Ms. Patterson, three, and with respect to the other Named Executive Officers, a fraction equal to either the months remaining in the term of the agreement, or 24 months, whichever is greater, divided by 365. This amount will be discounted to present value based on the applicable federal rate and paid within 30 days after termination. In addition, the executive will be entitled to receive the contributions that would have been made on the executive’s behalf to any of our employee benefit plans during the same periods over which the severance benefits will be paid as described in the immediately preceding sentence (three years for Ms. Patterson and either the months remaining in the term of the agreement or 24 months, whichever is greater, for the other executive officers). The executive will also be entitled to receive a pro rata portion of his or her target bonus under the Executive Incentive Plan (or such other short-term compensation plans that we may adopt in the future) for the part of the calendar year that ends on the date of his or her termination. We would also be obligated to continue and/or pay for the former executive’s life, health, dental and disability coverage for the period during which severance benefits are being provided, or to make a cash payment to the former executive in an amount equal to our cost of providing these benefits.

Upon termination of the executive’s employment, the executive will become subject to a non-competition restriction for the lesser of two years or the remaining term of the agreement, unless the executive’s employment terminates upon or within one year after a change of control, excluding termination of employment for cause. Each employment agreement also provides that for two years after the executive’s termination for any reason, the executive agrees not to solicit our customers or to solicit our employees to accept other employment. Any compensation that the executive earns subsequent to the first year after termination through the end of the period for which severance benefits are to be provided will offset dollar for dollar the severance benefit obligations of NewAlliance Bancshares. In addition, to the extent the executive obtains employment which provides substantially similar health and welfare benefits, the health and welfare benefits obligations of NewAlliance Bancshares to the executive will be reduced.

Under the employment agreements, if voluntary or involuntary termination follows a change of control of NewAlliance Bancshares, the executive or, if the executive dies, his/her beneficiary, would be entitled to receive a severance benefit calculated in substantially the same manner as described above except that the benefit will be paid in a lump sum, will amount to three times the sum of the base salary and highest level of cash incentive compensation earned in any one of the three calendar years immediately preceding the year on which the date of termination occurs and will include the value of the contributions that would have been made on the executive’s behalf to any employee benefit plans of NewAlliance Bancshares for a three-year period after termination. The executive would also be entitled to receive the pro rata portion of any cash incentive award as described above. In addition, Ms. Patterson, Mr. Blanksteen and Ms. Brathwaite would receive the value of their stock benefits as described above and would also receive additional age and service credit under the terms of the SERP in which they are participants as previously described. NewAlliance Bancshares would be obligated to continue and/or pay for the executive’s life, health, dental and disability coverage for three years. Ms. Patterson, Mr. Blanksteen and Ms. Brathwaite would also be entitled to receive an additional tax indemnification payment if payments under the employment agreements or any other payments triggered liability under Section 280G of the Internal Revenue Code as an excise tax constituting “excess parachute payments.” Under applicable law, the excise tax is triggered by change in control-related payments that equal or exceed three times the executive’s average annual compensation over the five calendar years preceding the change in control. The excise tax equals 20% of the amount of the payment in excess of one times the executive’s average compensation over the preceding five calendar year periods. With respect to the agreements with Mr. Chaffee and Ms. Wishnafski, in the event payments and benefits under the employment agreements, together with other payments and benefits the executives may receive, would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, these payments would be reduced to an amount necessary to avoid such payments constituting parachute payments unless the amount they would receive without regard to the Section 280G limit, after taking into account the imposition of excise and income taxes, would be greater than the after-tax amount of the amount of benefits permitted by Section 280G. If the executive is terminated in connection with a change of control, neither the non-competition provision nor the mitigation provision described above will apply.

Long-Term Compensation Plan

The 2005 Long-Term Compensation Plan is a stock-based, long-term compensation plan that gives us flexibility in awarding equity incentives by permitting multiple types of awards. The plan’s principal purposes are to:

•	Attract, motivate and retain our employees, particularly key employees, and directors;
•	Enable those employees and directors to participate in our long-term growth; and
•	Align further the financial interests of those employees and directors with the financial interests of our shareholders.

We reserved an aggregate of 15,982,223 shares of our common stock for issuance under the plan, subject to adjustment to reflect stock splits and similar capital changes, to key employees, directors and other individuals. Consistent with customary practices for banks converting from mutual to stock ownership, the Compensation Committee granted approximately 75% of the available stock options and shares of restricted stock to the directors, executive officers, including the Named Executive Officers, and others on June 17, 2005. Additional grants have been made after that date to various individuals. None of the subsequent grants were made to Named Executive Officers other than Ms. Wishnafski, as disclosed above. None of the subsequent grants were made to directors who received initial grants.

The Plan provides for the grant of incentive and non-qualified stock options exercisable for the purchase of an aggregate of up to 11,415,874 shares of our common stock, of which 2,984,578 shares remained available for future grants as of January 1, 2007, and the grant of restricted stock awards of up to 4,566,349 shares of our common stock, of which 1,283,008 shares remained available for future award as of January 1, 2007. As of January 1, 2007, we had outstanding under the Plan (i) options to purchase 8,427,496 shares of common stock, of which options to purchase 5,016,265 shares were exercisable as of that date, and (ii) 2,769,666 shares of restricted stock, 488,536 of which shares were free of restrictions.

The Board of Directors has appointed the Compensation Committee to administer the Plan. The Compensation Committee selects the participants and establishes the terms and conditions of each option or other equity right granted under the Plan. The Compensation Committee has broad discretion to set these terms, except that all stock options must have an exercise price at least equal to 100% of the fair market value of the underlying shares on the date of grant, and the term of any incentive stock option may not exceed ten years. These restrictions are consistent with the requirements for incentive stock options under Section 422 of the Internal Revenue Code. The Committee has, without exception, granted all awards at an exercise price equal to the stock’s fair market value on the date of grant; the Company does not and has not back dated options.

Executive Short-Term Incentive Plan

The NewAlliance Bank Executive Short-Term Incentive Plan is a short-term management incentive plan designed to reward executive management for contributing to our profitability, with senior officers being entitled to receive a higher percentage award. The Plan provides for cash payments equal to a percentage of a participant’s base salary based on the achievement of specific individual, team, and/or corporate goals during a 12-month period. In the case of the CEO, such percentage can equal up to 200% of base salary. The Plan is administered by the Compensation Committee.

In the event of a change of control of NewAlliance, if the employment of a participant is terminated without cause, or a participant voluntarily terminates his or her employment for good reason, in either case during the one-year period after the change of control, the participant is entitled to receive from our successor the full amount of all incentive awards earned during any plan year ending before the date on which the participant’s employment terminates. In addition, the participant is entitled to receive from our successor any portion of an incentive award that is applicable to the portion of the fiscal year ending on the date on which the participant’s employment terminates. The Compensation Committee may, in its discretion, discontinue the payment of any incentive awards if a participant’s employment is terminated for cause; if a participant competes with us or interferes with our business relationships, either while employed with us or after the termination of employment; or if a participant discloses any of our confidential information.

Plan-Based Compensation

The following tables provide information regarding plan-based compensation for 2006, and certain cumulative information about stock awards to the NEO’s. Non-equity awards, or cash bonuses, are made each year under the Executive Short-Term Incentive Plan, based on performance. The stock awards made to Ms. Wishnafski were made under the 2005 Long-Term Compensation Plan. The restricted stock and stock options awarded to Ms. Wishnafski in 2006 vest in equal annual installments over a three year period from the grant date. Dividends on the restricted stock are paid to the award recipient on the same basis as dividends are paid to all other NewAlliance shareholders.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	All Other Option
								Awards:	Awards:	Exercise or	Grant Date
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)	Number of Shares of Stock or Units (#) (i)	Number of Securities Under-lying Options (#) (j)	Base price of Option Awards ($/Sh) (k)	Fair Value of Stock and Option Awards ($) (l)

Peyton R. Patterson	N/A	$251,250	$502,500	$1,005,000	0	0	0	0	0	0	0

Merrill B. Blanksteen	N/A	$92,125	$184,250	$368,500	0	0	0	0	0	0	0

Gail E. D. Brathwaite	N/A	$83,875	$167,750	$335,500	0	0	0	0	0	0	0

Diane L. Wishnafski	6/26/06(2)	$66,750	$133,500	$267,000	0	0	0	1,750	5,000	13.89	36,558(3)

Donald T. Chaffee	N/A	$56,250	$112,500	$225,000	0	0	0	0	0	0	0

(1)

The amounts shown are representative potential awards payable to the NEO’s under the Executive Short-Term Incentive Plan for 2006. Actual payments were made in the first quarter of 2007 as disclosed in column (g) of the Summary Compensation Table appearing on Page 27 above.

(2)	With respect to the stock option and restricted stock grants to Ms. Wishnafski.

(3)

Of this amount, $24,308 is attributable to the restricted stock grant described in column (i), and $12,250 is attributable to the stock option award described in column (j). In both cases, the amount represents the aggregate grant date fair value of the award as determined in accordance with FAS 123R. Assumptions made in valuing these awards are disclosed in footnote 13, “Stock Based Compensation” to NewAlliance’s Consolidated Financial Statements for the year ended December 31, 2006, as contained in NewAlliance’s Annual Report on Form 10-K sent to shareholders, and are incorporated herein by reference.

Outstanding Equity Awards at Fiscal Year-End

		Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(2) (3)	Market Value of Shares or Units of Stock That Have Not Vested($)(3)	Equity Incentive Plan Awards: Number of Unearned shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)

Peyton R. Patterson	1,134,180	756,120		0	14.39	6/17/2015	636,650	10,441,060	0	0

Merrill B. Blanksteen	462,600	308,400		0	14.39	6/17/2015	349,350	5,729,340	0	0

Gail E. D. Brathwaite	432,000	288,000		0	14.39	6/17/2015	306,850	5,032,340	0	0

Diane L. Wishnafski	204,000	136,000		0	14.39	6/17/2015	146,200	2,397,680	0	0

Diane L. Wishnafski	0	5,000	(4)	0	13.89	6/26/2016	1,750(5)	28,700	0	0

Donald T. Chaffee	165,000	110,000		0	14.39	6/17/2015	131,750	2,160,700	0	0

(1)	These awards are all time-vesting only and, unless otherwise noted, the remaining vesting dates and numbers of shares scheduled to vest with respect to these stock options are as follows:

Vesting Dates	Patterson	Blanksteen	Brathwaite	Wishnafski	Chaffee

Last Business Day 2007	378,060	154,200	144,000	68,000	55,000
Last Business Day 2008	378,060	154,200	144,000	68,000	55,000

(2)	These restricted stock awards are all time-vesting only and, unless otherwise noted, the remaining vesting dates and numbers of shares scheduled to vest with respect to these awards are as follows:

Vesting Dates	Patterson	Blanksteen	Brathwaite	Wishnafski	Chaffee

1/1/2007	112,350	61,650	54,150	25,800	23,250
1/1/2008	112,350	61,650	54,150	25,800	23,250
1/1/2009	112,350	61,650	54,150	25,800	23,250
1/1/2010	112,350	61,650	54,150	25,800	23,250
1/1/2011	112,350	61,650	54,150	25,800	23,250
1/1/2012	74,900	41,100	36,100	17,200	15,500

(3)	Based on $16.40 per share closing price on December 29, 2006.
(4)	These options vest ratably on each of June 26, 2007, 2008 and 2009.
(5)	These awards vest ratably on June 26, 2007, 2008 and 2009.

Option Exercises and Stock Vested

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting(1) ($) (e)

Peyton R. Patterson	0	0	112,350	1,633,569
Merrill B. Blanksteen	0	0	61,650	896,391
Gail E. D. Brathwaite	0	0	54,150	787,341
Diane Wishnafski	0	0	25,800	375,132
Donald T. Chaffee	0	0	23,250	338,055

(1)	Based on a closing price of $14.54 per share on the vesting date, January 2, 2006.

Retirement Plans

Pension Plan. NewAlliance Bank maintains a non-contributory defined benefit plan, or pension plan, the Employees Retirement Plan of NewAlliance Bank, intended to satisfy the tax-qualification requirements of Section 401(a) of the Internal Revenue Code. Generally, our employees become eligible to participate in the pension plan once they reach age 21 and complete 1,000 hours of service in a consecutive 12-month period. Participants are credited with one year of vesting service for each plan year in which they complete at least 1,000 hours of service. Participants become fully vested in their benefits under the pension plan upon the completion of five years of vesting service.

In general, a participant’s normal retirement benefit under the plan is determined by multiplying the participant’s years of benefit service, not to exceed 30 years, by the sum of (a) 1% of the participant’s average final compensation (defined as the average annual compensation for the five consecutive years that produce the highest average), plus (b) 1% of the amount by which the participant’s average final compensation exceeds “covered compensation,” determined in accordance with tables issued by the Social Security Administration. However, because the benefit formula under the pension plan has been amended over the years, the formula used to determine a particular participant’s benefit may vary depending upon when years of benefit service were credited.

In general, the plan provides for a monthly retirement benefit that, unless otherwise deferred, is payable beginning on the participant’s normal retirement date, which is the first day of the month following the later of a participant’s 65th birthday and the date on which a participant completes five years of benefit service. A participant may also be eligible to receive a monthly retirement benefit under the plan commencing on his or her early retirement date, which is the first day of the month following the later of a participant’s 55th birthday and the date on which a participant completes 10 years of benefit service. Benefits received prior to a participant’s normal retirement date are reduced by certain factors set forth in the plan. In addition, a participant may also receive a disability benefit under the plan in the event of certain circumstances set forth in the plan. Participants credited with five years of vesting service whose employment terminates may also be eligible to receive benefits under the plan.

     At December 31, 2006, the Plan’s assets exceeded liabilities by approximately $4.7 million. The approximate years of benefit service credited under the Plan as of December 31, 2006 for the Named Executive Officers was as follows:

Name	Years of Service

Peyton R. Patterson	6
Merrill B. Blanksteen	14
Gail E. D. Brathwaite	5
Diane Wishnafski	22
Donald T. Chaffee	5
David H. Purcell*	4

*Mr. Purcell is no longer an employee.

     Supplemental Executive Retirement Plans. We also maintain the Supplemental Executive Retirement Plan, or SERP, a non-tax-qualified, supplemental retirement plan that provides certain executives with pension benefits that cannot be provided directly through our tax-qualified employee pension plan because of Internal Revenue Code limits on benefits payable through a tax-qualified plan. The SERP pays to each participant an amount equal to the amount that would have been payable under the terms of the pension plan but for the limitations in the Internal Revenue Code, less the amount payable under the terms of the pension plan. The SERP also includes short-term incentive compensation in the definition of income. The benefits under the SERP are payable at the same times and in the same forms as the benefits payable under the pension plan.

     The following table provides information regarding the retirement benefits for Named Executive Officers under the Pension Plan and the Supplemental Executive Retirement Plan.

		Pension Benefits

			Present Value of
		Number of Years	Accumulated	Payments During
Name	Plan Name	Credited Service(#)	Benefits($)	Last Fiscal Year($)
(a)	(b)	(c)	(d)	(e)

Peyton R. Patterson	Retirement Plan	6	110,708	0
	SERP	6	958,719	0
Merrill B. Blanksteen	Retirement Plan	14	282,627	0
	SERP	14	768,652	0
Gail E. D. Brathwaite	Retirement Plan	5	83,242	0
	SERP	5	222,086	0
Diane Wishnafski	Retirement Plan	22	446,475	0
	SERP	22	679,394	0
Donald T. Chaffee	Retirement Plan	5	137,949	0
	SERP	5	266,541	0

     We also maintain the 401(k) Supplemental Executive Retirement Plan, or 401(k) SERP, and the Employee Stock Ownership Plan Supplemental Executive Retirement Plan, or ESOP

SERP, to provide supplemental benefits to certain employees designated by the Board of Directors whose benefits under our Employee Stock Ownership Plan and the NewAlliance 401(k) Plan are reduced by limitations imposed by the Internal Revenue Code. The supplemental benefits under the 401(k) SERP and the ESOP SERP will equal the amount of the additional benefits the participants would otherwise receive under the 401(k) Plan and the ESOP, respectively, in the absence of the income limitations imposed by the Internal Revenue Code.

     The following tables provide information regarding these two defined contribution plans since they provide for the deferral of compensation on a basis that is not tax-qualified.

Non-qualified Defined Contribution Plan Benefits
401(k) SERP

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals /	Balance at Last
Name	Last FY($)	Last FY($)	FY($)	Distributions($)	FYE($)
(a)	(b)	(c)	(d)	(e)	(f)

Peyton R. Patterson	0	31,232	8,296	0	98,404

Merrill B. Blanksteen	0	11,492	2,751	0	33,775

Gail E. D. Brathwaite	0	9,197	2,414	0	28,756

Diane Wishnafski	0	4,258	1,394	0	15,569

Donald T. Chaffee	0	5,276	1,368	0	16,368

		ESOP SERP

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals /	Balance at Last
Name	Last FY ($)	Last FY ($)	FY ($)	Distributions ($)	FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)

Peyton R. Patterson	0	74,633	26,317	0	286,817

Merrill B. Blanksteen	0	27,462	8,586	0	96,727

Gail E. D. Brathwaite	0	21,977	7,838	0	85,193

Diane Wishnafski	0	10,176	4,984	0	50,362

Donald T. Chaffee	0	12,607	5,363	0	55,790

Potential Payments Upon Termination or Change in Control

NewAlliance and/or NewAlliance Bank has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers in the event of a termination of employment or a change in control of the Company. Those agreements are described above under the caption “Employment Agreements.” The amount of compensation payable to each Named Executive Officer in each situation is listed in the table below.

Potential Payments Upon Termination of Employment or Change in Control as of December 29, 2006 – Patterson

			Involuntary
			Termination	Change in
			Without Cause	Control
			or Termination by	With
	Voluntary	Termination	the Executive for	Termination of	Death or
Payments and Benefits	Termination	for Cause	Good Reason	Employment	Disability (q)	Retirement (r)

Bonus for 2006 (a)	$0	$0	$349,087	$349,087	$349,087	$0
Accrued vacation pay (b)	12,885	0	12,885	12,885	12,885	12,885

Severance payments and benefits: (c)
Base salary (d)	0	0	1,874,392	2,010,000	0	0
Bonuses (e)	0	0	2,104,723	3,666,000	0	0
401(k) matching contributions (f)	0	0	17,984	17,984	0	0
401(k) SERP (g)	0	0	85,100	85,100	0	0
ESOP allocations (h)	0	0	42,975	38,837	0	0
ESOP SERP (i)	0	0	203,358	203,358	0	0
Pension plan SERP (j)	0	0	1,367,006	1,862,894	0	0
Insurance coverages (k)	0	0	41,309	41,309	0	0
§280G tax gross-up (l)	0	0	0	5,806,640	0	0

Equity awards: (m)
Unvested stock options (n)	0	0	1,519,801	1,519,801	1,519,801	0
Unvested restricted stock awards (o)	0	0	10,441,060	10,441,060	10,441,060	0

Total payments and benefits (p)	$12,885	$0	$18,059,680	$26,054,955	$12,322,833	$12,885

Potential Payments Upon Termination of Employment or Change in Control as of December 29, 2006 – Blanksteen

			Involuntary
			Termination	Change in
			Without Cause	Control
			or Termination by	With
	Voluntary	Termination	the Executive for	Termination of	Death or
Payments and Benefits	Termination	for Cause	Good Reason	Employment	Disability (q)	Retirement (r)

Bonus for 2006 (a)	$0	$0	$127,998	$127,998	$127,998	$0
Accrued vacation pay (b)	6,442	0	6,442	6,442	6,442	6,442

Severance payments and benefits: (c)
Base salary (d)	0	0	715,522	1,005,000	0	0
Bonuses (e)	0	0	612,997	1,370,250	0	0
401(k) matching contributions (f)	0	0	13,730	17,984	0	0
401(k) SERP (g)	0	0	23,907	31,313	0	0
ESOP allocations (h)	0	0	32,810	42,411	0	0
ESOP SERP (i)	0	0	57,129	74,828	0	0
Pension plan SERP (j)	0	0	960,893	2,309,749	0	0
Insurance coverages (k)	0	0	34,605	47,676	0	0
§280G tax gross-up (l)	0	0	0	3,501,615	0	0

Equity awards: (m)
Unvested stock options (n)	0	0	619,884	619,884	619,884	0
Unvested restricted stock awards (o)	0	0	5,729,340	5,729,340	5,729,340	0

Total payments and benefits (p)	$6,442	$0	$8,935,257	$14,884,490	$6,483,664	$6,442

Potential Payments Upon Termination of Employment or Change in Control as of December 29, 2006 – Brathwaite

			Involuntary
			Termination	Change in
			Without Cause	Control
			or Termination by	With
	Voluntary	Termination	the Executive for	Termination of	Death or
Payments and Benefits	Termination	for Cause	Good Reason	Employment	Disability (q)	Retirement (r)

Bonus for 2006 (a)	$0	$0	$116,536	$116,536	$116,536	$0
Accrued vacation pay (b)	5,865	0	5,865	5,865	5,865	5,865

Severance payments and benefits: (c)
Base salary (d)	0	0	651,446	915,000	0	0
Bonuses (e)	0	0	555,587	1,260,000	0	0
401(k) matching contributions (f)	0	0	13,730	17,984	0	0
401(k) SERP (g)	0	0	19,132	25,060	0	0
ESOP allocations (h)	0	0	32,810	42,469	0	0
ESOP SERP (i)	0	0	45,719	59,882	0	0
Pension plan SERP (j)	0	0	340,396	653,495	0	0
Insurance coverages (k)	0	0	16,598	22,867		0
§280G tax gross-up (l)	0	0	0	2,402,825	0	0

Equity awards: (m)
Unvested stock options (n)	0	0	578,880	578,880	578,880	0
Unvested restricted stock awards (o)	0	0	5,032,340	5,032,340	5,032,340	0

Total payments and benefits (p)	$5,865	$0	$7,409,039	$11,133,203	$5,733,621	$5,865

Potential Payments Upon Termination of Employment or Change in Control as of December 29, 2006 – Wishnafski

			Involuntary
			Termination	Change in
			Without Cause	Control
			or Termination by	With
	Voluntary	Termination	the Executive for	Termination of	Death or
Payments and Benefits	Termination	for Cause	Good Reason	Employment	Disability (q)	Retirement (r)

Bonus for 2006 (a)	$0	$0	$148,322	$148,322	$148,322	$0
Accrued vacation pay (b)	5,135	0	5,135	5,135	5,135	5,135

Severance payments and benefits: (c)
Base salary (d)	0	0	509,947	801,000	0	0
Bonuses (e)	0	0	315,612	828,000	0	0
401(k) matching Contributions (f)	0	0	12,277	17,984	0	0
401(k) SERP (g)	0	0	7,921	11,602	0	0
ESOP allocations (h)	0	0	29,339	39,830	0	0
ESOP SERP (i)	0	0	18,929	27,727	0	0
Pension plan SERP (j)	0	0	663,838	1,874,398	0	0
Insurance coverages (k)	0	0	23,423	36,917	0	0
§280G tax gross-up (l)	0	0	0	0	0	0

Equity awards: (m)
Unvested stock options (n)	0	0	0	285,910	285,910	0
Unvested restricted stock awards (o)	$0	$0	$0	2,426,380	2,426,380	$0

Total payments and benefits (p)	$5,135	$0	$1,734,743	$6,503,205	$2,865,747	$5,135

Potential Payments Upon Termination of Employment or Change in Control as of December 29, 2006 – Chaffee

			Involuntary
			Termination	Change in
			Without Cause	Control
			or Termination by	With
	Voluntary	Termination	the Executive for	Termination of	Death or
Payments and Benefits	Termination	for Cause	Good Reason	Employment	Disability (q)	Retirement (r)

Bonus for 2006 (a)	$0	$0	$81,292	$81,292	$81,292	$0
Accrued vacation pay (b)	4,808	0	4,808	4,808	4,808	4,808

Severance payments and benefits: (c)
Base salary (d)	0	0	477,478	750,000	0	0
Bonuses (e)	0	0	340,425	779,520	0	0
401(k) matching Contributions (f)	0	0	12,277	17,984	0	0
401(k) SERP (g)	0	0	9,814	14,376	0	0
ESOP allocations (h)	0	0	29,339	41,243	0	0
ESOP SERP (i)	0	0	23,452	34,351	0	0
Pension plan SERP (j)	0	0	414,223	583,955	0	0
Insurance coverages (k)	0	0	23,225	36,607	0	0
§280G tax gross-up (l)	0	0	0	0	0	0

Equity awards: (m)
Unvested stock options (n)	0	0	0	221,100	221,100	0
Unvested restricted stock awards (o)	0	0	0	2,160,700	2,160,700	0

Total payments and benefits (p)	$4,808	$0	$1,416,333	$4,725,936	$2,467,900	$4,808

(a)

Represents the annual bonus to be paid to the Named Executive Officer for 2006, based on actual performance through December 31, 2006. Bonuses under the 2006 Executive Short-Term Incentive Program are pro-rated for the number of days employed during the year in the event of involuntary termination without cause, termination of employment following a change in control, death or normal retirement. None of the Named Executive Officers has reached normal retirement age. No pro rata bonus is paid in the event of voluntary termination of employment, termination for cause or termination due to disability.

(b)

Employees are credited with vacation time each calendar year based on position and tenure. If an employee voluntarily resigns, dies or retires during the year, he or she is paid for a portion of the current year’s unused vacation time. A payment would also be made if employment was involuntarily terminated without cause or following a change in control. If an employee’s employment is terminated for cause or due to disability, no payment is made for any unused vacation time. Because only one week of vacation time is eligible for carryover into the next calendar year, and because the termination of employment is assumed to occur on the last business day of the year, the amounts shown represent one week of base salary.

(c)

These severance payments and benefits are payable if the NEO’s employment is terminated either (i) by NewAlliance or NewAlliance Bank for any reason other than cause, death or disability or (ii) by the NEO if NewAlliance or NewAlliance Bank takes certain adverse actions (a “good reason” termination). The amounts are generally higher if the termination of employment occurs concurrently with or subsequent to a change in control.

(d)

The Involuntary Termination column represents a lump sum payment equal to the base salary the NEO would have received for 3 additional years for Ms. Patterson, 2.25 additional years for each of Mr. Blanksteen and Ms. Brathwaite, and 2 additional years for each of Ms. Wishnafski and Mr. Chaffee (the “Severance Period”), in each case discounted to present value using the applicable short-term IRS discount rate. The Change in

Control column represents a lump sum payment equal to three times each NEO’s current base salary at the time of termination of employment.

(e)

The Involuntary Termination column represents a lump sum payment equal to (i) the greater of the NEO’s (A) average of the bonuses earned in the prior three calendar years or (B) target bonus for the current year, multiplied by (ii) the number of years in each NEO’s Severance Period, with such product discounted to present value using the applicable short-term IRS discount rate. The Change in Control column represents a lump sum payment equal to three times the NEO’s highest bonus earned in any of the three preceding calendar years.

(f)

The Involuntary Termination column represents a lump sum payment equal to the estimated employer matching contributions that would have been allocated to the NEO’s 401(k) account for the NEO’s Severance Period, discounted to present value using the applicable short-term IRS discount rate. The Change in Control column represents a lump sum payment equal to the estimated employer matching contributions that would have been allocated to the NEO’s 401(k) account for three additional years, discounted to present value using the applicable short-term IRS discount rate.

(g)

The Involuntary Termination column represents a lump sum payment equal to the value of the additional contributions that would have been made to the NEO’s account under the 401(k) supplemental executive retirement plan (“401(k) SERP”) for the NEO’s Severance Period, discounted to present value using the applicable short-term IRS discount rate, assuming the contribution in each additional year is the same as the contribution in 2006. The Change in Control column represents a lump sum payment equal to the value of the additional contributions to the NEO’s 401(k) SERP account for three additional years.

(h)

The Involuntary Termination column represents a lump sum payment equal to the value of the estimated number of shares of NewAlliance’s common stock that would have been allocated to the NEO’s ESOP account for the NEO’s Severance Period, discounted to present value using the applicable IRS discount rate, assuming the number of shares allocated in each additional year is the same number allocated in 2006. Excluding the additional ESOP allocations shown, Ms. Patterson, Mr. Blanksteen, Ms. Brathwaite, Ms. Wishnafski and Mr. Chaffee are projected to hold 2,231, 2,562, 2,568, 2,323, and 2,454 shares, respectively, of NewAlliance’s common stock in their ESOP accounts as of December 31, 2006. Based on the December 29, 2006 closing price of $16.40 per share, these shares would have a value of $36,588, $42,017, $42,115, $38,097 and $40,246, respectively. In the Change in Control column, the ESOP will be terminated and the unallocated ESOP shares will first be used to repay the outstanding ESOP loan. Any remaining unallocated ESOP shares will then be allocated among ESOP participants on a pro rata basis based on account balances. Based on the December 29, 2006 closing price of $16.40 per share, the value of the remaining unallocated ESOP shares exceeds the remaining principal balance of the loan by approximately $7.1 million, and the Change in Control column reflects each NEO’s proportionate share of such amount.

(i)

The Involuntary Termination column represents a lump sum payment equal to the value of the additional contributions that would have been made to the NEO’s ESOP SERP account for the Severance Period, discounted to present value using the applicable short-term IRS discount rate, assuming the contribution in each additional year is the same as the contribution in 2006. The Change in Control column represents a lump sum payment equal to the value of the additional contributions to the NEO’s ESOP SERP account for three additional years.

(j)

In the Involuntary Termination column, each NEO is deemed to be 100% vested in his/her pension plan SERP benefit and to have remained employed for the remainder of the NEO’s Severance Period. In the Change in Control column, each NEO is deemed to be 100% vested in his pension plan SERP benefit and to have remained employed for three additional years. In addition, the Change in Control column reflects the value of additional age credits for Ms. Patterson, Mr. Blanksteen, Ms. Brathwaite and Ms. Wishnafski.

(k)

The Involuntary Termination column represents the estimated cost of continuing the various insurance coverages shown for the NEO’s Severance Period, and the Change in Control column represents the estimated cost of continuing the various insurance coverage shown for three additional years for each NEO. The estimated costs assume the current premiums increase by 10% in each of 2008 and 2009. The amounts have not been discounted to present value.

(l)

The parachute amounts associated with the payments and benefits to each NEO in the Change in Control column are subject to a 20% excise tax to the extent they exceed three times the NEO’s average taxable income for the five years ended December 31, 2005 (the “Section 280G Threshold”). Each NEO’s employment agreement requires the NEO to in good faith consider and take steps commonly used to minimize or eliminate any excise tax or gross-up payment by NewAlliance. If a change in control were to occur, NewAlliance believes that the Section 280G gross-up payments could be reduced or even eliminated if the timing of the change in control permitted tax planning to be done. However, if the excise tax cannot be avoided, then NewAlliance has agreed in its employment agreements with Ms. Patterson, Mr. Blanksteen and Ms. Brathwaite to pay the 20% excise tax and the additional federal, state and local income taxes and excise taxes on such reimbursement in order to place them in the same after-tax position they would have been in if the excise tax had not been imposed. The employment agreements for Ms. Wishnafski and Mr. Chaffee provide that their total parachute payments will be reduced to the NEO’s Section 280G Threshold, unless the NEO would receive a greater after-tax amount if they received their total parachute payments and paid the resulting 20% excise tax. The table reflects Ms. Wishnafski and Mr. Chaffee each receiving their total parachute payments. The table does not reflect the 20% excise tax that would be incurred by Ms. Wishnafski and Mr. Chaffee, which amounts to $869,727 for Ms. Wishnafski and $559,733 for Mr. Chaffee. NewAlliance is not able to take a federal tax deduction for excess parachute payments.

(m)

The vested stock options held by Ms. Patterson, Mr. Blanksteen, Ms. Brathwaite, Ms. Wishnafski and Mr. Chaffee had a value of approximately $2.3 million, $930,000; $868,000; $410,000; and $332,000, respectively, based on the December 29, 2006 closing price of $16.40 per share. Such value can be obtained in the event of termination due to voluntary termination, death, disability, normal retirement on or after age 65 with at least five years of service, or cause only if the NEO actually exercises the vested options in the manner provided for by the stock option plan. In the event of a termination of employment, the NEO (or the NEO’s estate in the event of death) will have the right to exercise vested stock options for the period specified in the NEO’s option grant agreement. If the termination of employment occurs following a change in control, the NEO can exercise the vested stock options for the remainder of the original ten-year term of the option. If the NEO’s employment is terminated without cause by NewAlliance or by the NEO for good reason, then the employment agreements of Ms. Patterson, Mr. Blanksteen and Ms. Brathwaite provide that they may surrender both their vested and unvested stock options in exchange for a lump sum cash payment equal to the difference between the aggregate market value of the underlying shares and the aggregate exercise price of the options surrendered.

(n)

All unvested stock options will become fully vested upon death, disability, normal retirement on or after age 65 with at least five years of service, or a change in control, including a change in control without termination of employment. If the employment of Ms. Patterson, Mr. Blanksteen or Ms. Brathwaite is terminated without cause by either NewAlliance or NewAlliance Bank or if the NEO terminates for good reason, then such NEO’s employment agreement permits the NEO to surrender his or her unvested stock options for a cash payment equal to the amount shown.

(o)

All unvested restricted stock awards are deemed fully earned upon death, disability, normal retirement on or after age 65 with at least five years of service, or a change in control, including a change in control without a termination of employment. In addition, with respect to Ms. Patterson, Mr. Blanksteen and Ms. Brathwaite, under the terms of their employment agreements in the event of their termination without cause or for good reason, they are permitted to surrender their unvested restricted stock awards for a cash payment in the amount shown.

(p)

Does not include the value of the vested benefits to be paid under the tax-qualified pension plan, 401(k) plan and ESOP and the related SERPs. See the Pension Benefits table and the Nonqualified Deferred Compensation table. The 401(k) and ESOP SERPs had a combined balance at December 31, 2006 of approximately $385,000 for Ms. Patterson, $131,000 for Mr. Blanksteen, $114,000 for Ms. Brathwaite, $66,000 for Ms. Wishnafski and $72,000 for Mr. Chaffee, based on the closing sales price of NewAlliance’s common stock of $16.40 per share on December 29, 2006. None of the NEOs has a vested benefit under the pension plan SERP, absent the accelerated vesting upon an involuntary termination without cause or a termination of employment following a change in control.

(q)

If a NEO’s employment is terminated due to death, the NEO’s beneficiaries or estate will receive life insurance proceeds equal to two times the NEO’s current base salary, subject to a limit of $1.0 million. The life insurance proceeds would equal $1.0 million for Ms. Patterson, $670,000 for Mr. Blanksteen, $610,000 for Ms. Brathwaite, $534,000 for Ms. Wishnafski and $500,000 for Mr. Chaffee. In addition, to such amounts, NewAlliance Bank also maintains bank owned life insurance on behalf of each NEO, which currently provides a $5,000 death benefit to each NEO’s beneficiaries or estate. The survivor death benefits payable under the pension plan amount to approximately $49,000 for Ms. Patterson, $1.7 million for Mr. Blanksteen, $41,000 for Ms. Brathwaite, $2.5 million for Ms. Wishnafski, and $70,000 for Mr. Chaffee. If a NEO’s employment is terminated due to disability, Ms. Patterson, Mr. Blanksteen, Ms. Brathwaite, Ms. Wishnafski and Mr. Chaffee would receive disability benefits of $15,000 per month until they reach their normal retirement age of age 65. The present value of the disability benefits payable under the pension plan and related SERP aggregate approximately $964,000 for Ms. Patterson, $1.2 million for Mr. Blanksteen, $336,000 for Ms. Brathwaite, $1.2 million for Ms. Wishnafski and $454,000 for Mr. Chaffee.

(r)

None of the NEOs has reached normal retirement age of 65. Ms. Patterson, Mr. Blanksteen, Ms. Brathwaite, Ms. Wishnafski and Mr. Chaffee are projected to receive an annual pension benefit of approximately $20,000, $52,000, $19,000, $73,000 and $18,000, respectively, upon retirement at age 65. None of the NEOs is currently eligible to receive early retirement benefits under the pension plan SERP, and only Mr. Blanksteen and Ms. Wishnafski have the minimum of 10 years of service to qualify for early retirement benefits under the qualified pension plan.

Payments to David Purcell

Mr. Purcell’s employment was terminated effective as of March 8, 2006. Pursuant to a negotiated settlement agreement and release, he received the following payments and benefits:

•	cash severance of $823,487 based on his 2006 salary and average bonuses for the prior three years;
•	a pro-rata bonus for 2006 of $30,700;
•	a cash lump sum payment of $104,797, representing the present value of the contributions that would have been made by NewAlliance to his ESOP and 401(k) accounts and the SERPs related thereto;
•	a cash lump sum payment of $227,234, representing the present value of his pension plan SERP benefits;
•	continued medical, dental, life and accidental death coverage for 24 months at an estimated cost of $25,382;
•	a cash payment of $2,081 in lieu of the continuation of long-term disability coverage;
•	a cash lump sum payment of $432,000 for lost wages; and
•	a cash lump sum payment of $240,000 for certain damages and attorneys fees.

The aggregate value of the above payments and benefits to or on behalf of Mr. Purcell was $1,885,681. The agreement provides mutual releases from liability and contains certain confidentially and non-disparagement provisions.

Transactions with Directors and Executive Officers

Federal law and regulation generally require that all loans or extensions of credit to a director or an executive officer must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees.

Directors, executive officers and employees of NewAlliance and its subsidiaries are permitted to borrow from NewAlliance Bank in accordance with the requirements of federal and state law. All loans made by NewAlliance Bank to directors and executive officers or their related interests have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. NewAlliance believes that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features.

Compensation of Directors

During 2006, our non-employee directors were eligible to receive director fees determined by our Compensation Committee, reviewed by our Governance Committee with the assistance of an independent consulting firm, and approved by the Board of Directors. We paid each non-employee director an annual retainer of $23,000, paid in equal quarterly installments, plus fees ranging from $1,000 to $2,000 per meeting, depending on the length of each meeting, for attendance at board and committee meetings. We also paid to the chair of each of the Audit, Compliance and CRA Committee, the Compensation Committee and the Governance Committee an additional annual retainer of $10,000, $5,000 and $5,000, respectively. The Chair of the Governance Committee serves as our Lead Director, at no additional compensation. All other committee chairs were paid an additional $500 per meeting for attendance at committee meetings.

Our non-employee directors also receive awards under the 2005 Long-Term Compensation Plan. The awards are determined by the Compensation Committee, which consults with independent compensation and legal advisors and reviews industry practice in determining these awards. Each non-employee director in office on June 17, 2005 was granted an option to purchase 214,000 shares of our common stock at an exercise price of $14.39 per share. These options vested with respect to 40% of the original grant on December 30, 2005 and 20% at December 29, 2006 and the remainder of the options will vest with respect to 20% of the original grant on the last business day of each of the years 2007 and 2008. Each non-employee director also received a restricted stock award consisting of 85,600 shares of common stock. The restrictions on each of these awards lapsed with respect to 15% of the shares on January 1, 2006 and 2007; the restrictions on the remainder of these awards will lapse with respect to 15% of the shares on January 1 of each of the years 2008-2011 and with respect to the remaining 10% of the shares on January 1, 2012. In accordance with the plan, upon the retirement of a non-employee director, the unvested portions of all option grants will become fully vested and any remaining restrictions on all restricted stock awards will lapse. Future long-term compensation for our non-employee directors is expected to be in the form of stock price appreciation, which will have a direct effect on the value of these stock options and restricted stock awards. Messrs. Anderson and Highsmith received the following awards on their appointment to the Board on July 25, 2006 and October 31, 2006 respectively: 6,541 and 6,105 stock options vesting ratably over 3 years and 1,052 and 929 restricted stock awards vesting over three years beginning January 1, 2007.

Board of Directors Compensation Table

	Fees Earned or			All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)
(a)	(b)	(c)	(d)	(e)	(f)

Douglas K. Anderson	22,500	4,997	5,494	0	32,991
Roxanne J. Coady	60,000	184,768	111,708	0	356,476
John F. Croweak	63,250	296,026	111,708	0	470,984
Sheila B. Flanagan	61,500	184,768	111,708	0	357,976
Richard J. Grossi	71,250	398,991	143,625	0	613,866
Carlton L. Highsmith	6,750	5,001	5,454	0	17,205
Robert J. Lyons	77,500	184,768	111,708	0	373,976
Eric A. Marziali	58,500	184,768	111,708	0	354,976
Julia M. McNamara	59,500	184,768	111,708	0	355,976
Gerald B. Rosenberg	54,500	184,768	111,708	0	350,976
Joseph H. Rossi	67,500	184,768	111,708	0	363,976
Cornell Scott	51,500	598,487	215,438	0	865,425
Nathaniel D. Woodson	60,500	184,768	111,708	0	356,976
Joseph A. Zaccagnino	58,500	184,768	111,708	0	354,976

(1)	Includes fees paid for service on the Board of Directors, Board Committees and subsidiary or affiliated boards.

(2)

These amounts are different for Messrs. Croweak, Grossi and Scott because their retirement date precedes the final vesting date. The amounts represent the expense recognized for accounting purposes in 2006 of restricted stock awards made in 2005 and, for Messrs. Anderson and Highsmith, in 2006, pursuant to NewAlliance’s Long-Term Compensation Plan as determined in accordance with FAS 123R. Assumptions made in valuing these awards are disclosed in footnote 13, “Stock Based Compensation” to NewAlliance’s Consolidated Financial Statements for the year ended December 31, 2006, as contained in NewAlliance’s Annual Report on Form 10-K sent to shareholders, and are incorporated herein by reference. For Mr. Anderson the aggregate grant date fair value of restricted stock granted in 2006 was $14,991 and, for Mr. Highsmith, it was $15,003, again determined in accordance with FAS 123R.

(3)

These amounts are different for Messrs. Grossi and Scott because their retirement dates precede the final vesting date. The amounts represent the expense recognized for accounting purposes in 2006 of stock option awards made in 2005 and, for Messrs. Anderson and Highsmith, in 2006, pursuant to NewAlliance’s Long-Term Compensation Plan as determined in accordance with FAS 123R. Assumptions made in valuing these awards are disclosed in footnote 13, “Stock Based Compensation” to NewAlliance’s Consolidated Financial Statements for the year ended December 31, 2006, as contained in NewAlliance’s Annual Report on Form 10-K sent to shareholders, and are incorporated herein by reference. For Mr. Anderson, the aggregate grant date fair value was $16,483 and, for Mr. Highsmith, it was $16,361, again determined in accordance with FAS 123R.

(4)

Compensation in the form of perquisites and other personal benefits provided by us has been omitted for each Director as the total amount of those perquisites and personal benefits constituted less than $10,000 for 2006.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2006 were John F. Croweak (Chairman and member since April 2006), Eric A. Marziali, Nathaniel D. Woodson and Joseph A. Zaccagnino (who joined the Compensation Committee in April 2006). Richard J. Grossi was a member and Chairman of the Committee prior to April 2006. No Compensation Committee member was, during 2006 or at any time prior thereto, an officer or employee of NewAlliance or its subsidiaries. Additionally, there were no Compensation Committee “interlocks” during 2006, which generally means that no executive officer of NewAlliance served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee determines salaries, incentives and other compensation for our executive officers. The Compensation Committee of the Board of Directors consists of four non-employee directors. The members of the Compensation Committee currently are John F. Croweak (Chairman), Eric A. Marziali, Nathaniel D. Woodson and Joseph A. Zaccagnino. All of the Committee members are “independent” as defined by New York Stock Exchange rules.

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” disclosure appearing above in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors of NewAlliance that the Compensation Discussion and Analysis be included in NewAlliance’s annual report on Form 10-K, which incorporates by reference the disclosure contained in this Proxy Statement.

February 27, 2007

The Compensation Committee:

John F. Croweak, Chairman
Eric A. Marziali
Nathaniel D. Woodson
Joseph A. Zaccagnino

The Board of Directors recommends that shareholders vote FOR the election of all of its director nominees.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal 2)

The Audit, Compliance and CRA Committee has appointed PricewaterhouseCoopers, LLP to continue as our independent auditors for the year ending December 31, 2007, subject to ratification by our shareholders. PricewaterhouseCoopers, LLP was originally appointed as the auditors of New Haven Savings Bank in 2002 and continues to serve as our auditors. If this proposal is not approved, the Audit, Compliance and CRA Committee will reconsider the selection of PricewaterhouseCoopers, LLP.

PricewaterhouseCoopers has advised us that they are independent accountants with respect to NewAlliance, within the meaning of standards established by the Independence Standards Board and federal securities laws administered by the SEC.

Assuming the presence of a quorum at the annual meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of PricewaterhouseCoopers, LLP. Unless otherwise indicated, properly executed proxies will be voted in favor of this proposal.

PricewaterhouseCoopers, LLP examined our financial statements for the year ended December 31, 2006. Representatives of PricewaterhouseCoopers, LLP are expected to be present at the meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers, LLP.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT

Under the rules of the SEC, if any shareholder wants us to include a proposal in our Proxy Statement and form of proxy for our 2008 Annual Meeting of Shareholders, the proposal must be received by our Secretary at our principal executive offices located at 195 Church Street, New Haven, Connecticut 06510 by November 12, 2007. Nothing in this paragraph shall require us to include in our Proxy Statement and form of proxy for the meeting any proposal that does not meet the requirements of the rules and regulations of the SEC in effect at the time.

Notice of any other proposal for consideration by shareholders at our 2008 Annual Meeting of Shareholders must be received by our Secretary not less than 90 days prior to the date of the annual meeting. However, if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice of a proposal must be received by our Secretary not later than the close of business on the 10th day following the day on which notice of the annual meeting date was mailed or public disclosure was made.

Under our Bylaws, notice of a proposal must include:

•	A description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	The name and address, as they appear on our books, of the shareholder proposing such business;

•	The class and number of shares of our capital stock that are beneficially owned by such shareholder;

•

The identification of any person retained or to be compensated by the shareholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to shareholders for the purpose of assisting in the passage of such proposal and a brief description of the terms of such employment, retainer or arrangement for compensation; and

Any material interest of such shareholder in such business.

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the annual meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.

ANNUAL REPORTS

Copies of NewAlliance’s 2006 Annual Report to Shareholders and Annual Report on Form 10-K accompany this proxy statement, which are not a part of the proxy solicitation materials. Upon written request, we will provide any recipient of this proxy statement, free of charge, one copy of our complete Annual Report on Form 10-K for our 2006 fiscal year, including all exhibits. Requests should be directed to Judith E. Falango, Vice President, Corporate Communications and Shareholder Relations, at (203) 789-2814 or (800) 892-2096, NewAlliance Bank, 195 Church Street, New Haven, Connecticut 06510. Ms. Falango can be reached by e-mail at: jfalango@newalliancebank.com.

By Order of the Board of Directors,

Peyton R. Patterson
Chairman, President and Chief Executive
Officer

New Haven, Connecticut
March 12, 2007

ANNUAL MEETING OF SHAREHOLDERS OF

NEWALLIANCE BANCSHARES, INC.

April 24, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

 ■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” ANY OTHER MATTERS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. To elect four directors to serve until the 2010 Annual Meeting of Shareholders (Proposal 1).				2. To ratify the appointment of the firm of PricewaterhouseCoopers, LLP as independent auditors (Proposal 2).	☐	☐	☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	Carlton L. Highsmith Joseph H. Rossi Nathaniel D. Woodson Joseph A. Zaccagnino

3. The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of the Board of Directors.

					☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	If you plan to attend the Annual Meeting, please check the box at right.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
■
Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

0	■

REVOCABLE PROXY

NEWALLIANCE BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS
APRIL 24, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             The undersigned shareholder of NewAlliance Bancshares, Inc. (“NewAlliance”) hereby appoints Roxanne J. Coady, John F. Croweak and Richard J. Grossi, and each of them acting singly, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Tuesday, April 24, 2007, at the Chevrolet Theatre, 95 South Turnpike Road, Wallingford, Connecticut 06492, and at any adjournments of the meeting, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

             This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the election of the nominees listed in proposal 1; FOR the ratification of NewAlliance’s appointment of independent auditors in proposal 2; and in accordance with the determination of a majority of the Board of Directors as to any other matters. The undersigned shareholder may revoke this proxy at any time before it is voted, as follows: (i) deliver either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Judith E. Falango, Vice President, Corporate Communications and Shareholder Relations; (ii) re-vote by telephone or on the internet; or (iii) attend the Annual Meeting and vote in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

(Continued and to be dated and signed on the reverse side)
■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF

NEWALLIANCE BANCSHARES, INC.

April 24, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-OR-
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

 ■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” ANY OTHER MATTERS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. To elect four directors to serve until the 2010 Annual Meeting of Shareholders (Proposal 1).				2. To ratify the appointment of the firm of PricewaterhouseCoopers, LLP as independent auditors (Proposal 2).	☐	☐	☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	Carlton L. Highsmith Joseph H. Rossi Nathaniel D. Woodson Joseph A. Zaccagnino

3. The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of the Board of Directors.

					☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
			☐	If you plan to attend the Annual Meeting, please check the box at right.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
■
Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

ANNUAL MEETING OF SHAREHOLDERS OF

NEWALLIANCE BANCSHARES, INC.

April 24, 2007
401(k)
VOTE AUTHORIZATION FORM

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off date.

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

 ■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” ANY OTHER MATTERS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. To elect four directors to serve until the 2010 Annual Meeting of Shareholders (Proposal 1).				2. To ratify the appointment of the firm of PricewaterhouseCoopers, LLP as independent auditors (Proposal 2).	☐	☐	☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	Carlton L. Highsmith Joseph H. Rossi Nathaniel D. Woodson Joseph A. Zaccagnino

3. The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of the Board of Directors.

					☐	☐	☐

The 401(k) Plan Trustee is hereby authorized to vote any shares of the Company common stock credited to me in its trust capacity as indicated above. If no direction is given to the 401(k) Plan Trustee, the 401(k) Plan Trustee will vote your shares held in the 401(k) Plan in the same proportion as votes received from other participants in the 401(k) Plan.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
■
Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

Dear 401(k) Plan Participant:

          On behalf of the Board of Directors, I am forwarding to you this authorization form for the purpose of conveying your voting instructions to Wachovia Bank, N.A., (the “401(k) Plan Trustee”) on the proposals to be presented at the Annual Meeting of Shareholders of NewAlliance Bancshares, Inc. (the "Company") on April 24, 2007. Also enclosed is a Notice and Proxy Statement for the Company’s Annual Meeting of Shareholders and the Company’s Annual Report on Form 10-K.

          As an investor in the Company Stock Fund under the 401(k) Plan, you are entitled to vote all shares of Company common stock credited to your account in the 401(k) Plan as of March 2, 2007. Please complete and sign this voting instruction card and return it in the enclosed postage-paid envelope.

          The 401(k) Plan Trustee will vote the Company common stock credited to your account as directed by you if your instructions are received by the cut-off date, April 17, 2007. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or NewAlliance Bank.

Sincerely,
Peyton R. Patterson
Chairman, President and Chief Executive Officer

0	■

NEWALLIANCE BANCSHARES, INC.
401(k)

Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      I understand that Wachovia Bank, N.A. (the “401(k) Plan Trustee”) is the holder of records and custodian of all shares of NewAlliance Bancshares, Inc. (the “Company”) common stock credited to my account under the 401(k) Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on April 24, 2007.

      Accordingly, the 401(k) Plan Trustee is to vote my shares of Common Stock as follows:

(Continued and to be dated and signed on the reverse side.)
■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF

NEWALLIANCE BANCSHARES, INC.

April 24, 2007
ESOP
VOTE AUTHORIZATION FORM

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-OR-
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off date.

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

 ■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” ANY OTHER MATTERS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. To elect four directors to serve until the 2010 Annual Meeting of Shareholders (Proposal 1).				2. To ratify the appointment of the firm of PricewaterhouseCoopers, LLP as independent auditors (Proposal 2).	☐	☐	☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	Carlton L. Highsmith Joseph H. Rossi Nathaniel D. Woodson Joseph A. Zaccagnino

3. The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of the Board of Directors.

					☐	☐	☐

The ESOP Trustee is hereby authorized to vote any shares of Company common stock allocated to me in its trust capacity as indicated above. If no direction is given to the ESOP Trustee, the ESOP Trustee will vote your shares held in the ESOP in the same proportion as votes received from other participants in the ESOP.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
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Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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Dear ESOP Participant:

          On behalf of the Board of Directors of NewAlliance Bancshares, Inc. (the “Company”), I am forwarding you this vote authorization form provided to convey your voting instructions to First Bankers Trust Services (the “ESOP Trustee”) on the proposals to be presented at the Annual Meeting of Shareholders of the Company to be held on April 24, 2007. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Shareholders and a copy of the Company’s Annual Report on Form 10-K.

          As a participant in the NewAlliance Employee Stock Ownership Plan (the “ESOP”), you are entitled to vote all shares of Company common stock allocated to your account as of March 2, 2007. Please complete and sign the attached vote authorization form and return it in the enclosed postage-paid envelope. All allocated shares of Company common stock will be voted as directed by participants, as long as participants’ instructions are received by the ESOP Trustee by the cut-off date, April 17, 2007. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or NewAlliance Bank.

          If you do not direct the ESOP Trustee as to how to vote the shares of Company common stock allocated to your ESOP account, the ESOP Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

Sincerely,
Peyton R. Patterson
Chairman, President and Chief Executive Officer

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NEWALLIANCE BANCSHARES, INC.
ESOP

Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      I understand that First Bankers Trust Services (the “ESOP Trustee”) is the holder of records and custodian of all shares allocated to me of NewAlliance Bancshares, Inc. (the "Company") common stock under the NewAlliance Employee Stock Ownership Plan (the "ESOP"). I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on April 24, 2007.

      Accordingly, the ESOP Trustee is to vote my shares of Company common stock as follows:

(Continued and to be dated and signed on the reverse side.)
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ADMISSION CARD

This card will admit a shareholder to the Annual Meeting of Shareholders of NewAlliance Bancshares, Inc. to be held at 10:00 a.m. on Tuesday, April 24, 2007 at the Chevrolet Theatre, 95 South Turnpike, Wallingford, CT 06492.

KEEP THIS PORTION

Present this portion
at the entrance to the Annual Meeting.

☐  I plan to attend the Annual Meeting of Shareholders on Tuesday, April 24, 2007

Name: ____________________________________________________________
Address: __________________________________________________________

_________________________________________________________________

Return this portion
if you plan to attend the Annual Meeting.

NewAlliance Bancshares, Inc. 195 Church Street New Haven, CT 06510 ANNUAL MEETING OF SHAREHOLDERS	ADMISSION CARD NewAlliance Bancshares, Inc. Annual Meeting of Shareholders April 24, 2007 10:00 a.m. local time KEEP THIS PORTION